Exhibit 10.4
PALO ALTO NETWORKS, INC.
2021 EQUITY INCENTIVE PLAN
(As amended and restated as of August 14, 2025)
1.Purpose of the Plan. The purpose of this Plan is to:
●to attract and retain the best available personnel for positions of substantial responsibility,
●to provide additional incentive to Employees, Directors and Consultants, and
●to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.
2.Definitions. The following definitions are used in this Plan:
(a)“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b)“Amendment Date” means August 14, 2025.
(c)“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards and issuance of shares of Common Stock, including under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan. Reference to a specific section of an Applicable Law or regulation related to that section shall include such section or regulation, any valid regulation or other official guidance issued under that section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding that section or regulation.
(d)“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.
(e)“Award Agreement” means the written or electronic agreement between the Company and Participant setting forth the terms and provisions applicable to an Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(f)“Board” means the Board of Directors of the Company.
(g)“Change in Control” means the occurrence of any of the following events:
(i)Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, if any one Person is already considered to own more than 50% of the total voting power of the stock of the Company, the acquisition of additional stock by such Person will not be considered a Change in Control; or
(ii)Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A. Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(h)“Code” means the U.S. Internal Revenue Code of 1986.
(i)“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.
(j)“Common Stock” means the common stock of the Company.
(k)“Company” means Palo Alto Networks, Inc., a Delaware corporation, or any successor thereto.
(l)“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary of the Company to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning used with respect to Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.
(m)“Director” means a member of the Board.
(n)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(o)“Employee” means any person, including Officers and Inside Directors, providing services as an employee to the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(p)“Exchange Act” means the U.S. Securities Exchange Act of 1934.
(q)“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. As described in Section 4(i), the Administrator may not institute an Exchange Program.
(r)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation Nasdaq Global Select Market, Nasdaq Global Market or Nasdaq Capital Market of Nasdaq Stock Market or the New York Stock Exchange, its Fair Market Value will be the closing sales price for such stock (or, the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported by such source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or the closing bid, if no sales were reported), as reported by such source as the Administrator deems reliable; or
(iii)In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
If the Fair Market Value is to be determined under subsection (i) or (ii) above and the determination date for the Fair Market Value occurs on a day other than a Trading Day, the
Fair Market Value will be the price as determined under subsection (i) or (ii) above, as applicable, on the immediately preceding Trading Day, unless otherwise determined by the Administrator. In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. Note that the determination of fair market value for purposes of withholding Tax-Related Items may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
(s)“Fiscal Year” means the fiscal year of the Company.
(t)“Incentive Stock Option” means an Option that is intended to qualify, and actually qualifies, as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(u)“Inside Director” means a Director who is an Employee.
(v)“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(w)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(x)“Option” means a stock option granted pursuant to the Plan.
(y)“Outside Director” means a Director who is not an Employee.
(z)“Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.
(aa)“Participant” means the holder of an outstanding Award.
(ab)“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.
(bb)“Performance Unit” means an Award denominated in Shares or cash, which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.
(cc)“Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(dd)“Plan” means this Palo Alto Networks, Inc. 2021 Equity Incentive Plan.
(ee)“Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.
(ff)“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(gg)“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(hh)“Section 16(b)” means Section 16(b) of the Exchange Act.
(ii)“Section 409A” means Section 409A of the Code.
(jj)“Securities Act” means the U.S. Securities Act of 1933.
(kk)“Service Provider” means an Employee, Director or Consultant.
(ll)“Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.
(mm)“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.
(nn)“Subsidiary” means a “subsidiary corporation” of the Company whether now or hereafter existing, as defined in Section 424(f) of the Code.
(oo)“Substituted Award” means an Award granted in substitution for an equity award of an acquired entity in connection with a merger, reorganization, separation, or other transaction to which Section 424(a) of the Code applies.
(pp)“Tax-Related Items” means any U.S. and non–U.S. federal, state, or local taxes (including, without limitation, income tax, social insurance, payroll tax, fringe benefits tax, payment on account and any other tax-related items) related to a Participant’s participation in the Plan and legally applicable or deemed applicable to the Participant, or have been transferred to the Participant.
(qq)“Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed is open for trading.
3.Stock Subject to the Plan.
(a)Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (i) 54,370,000 Shares, plus (ii) any Shares subject to awards granted under the Company’s 2012 Equity Incentive Plan, as amended, that, (A) on or after the date stockholders initially approved the Plan through the Amendment Date, have been added to the Plan pursuant to the prior terms of this Section 3 and (B) after the Amendment Date, expire or otherwise terminate without having been exercised or issued in full, or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to the Plan pursuant to clause (ii) equal to 63,480,126 Shares. In addition, Shares may become available for issuance under the Plan pursuant to Section 3(b). The Shares may be authorized, but unissued, or reacquired Common Stock. If the Committee grants Substituted Awards in substitution for equity awards outstanding under a plan maintained by an entity acquired by or consolidated with the Company, the grant of those Substituted Awards will not decrease the number of Shares available for issuance under the Plan.
(b)Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights, the forfeited or repurchased Shares) that were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, the gross number of Shares underlying the portion of a Stock Appreciation Right that is exercised will cease to be available under the Plan. Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price or purchase price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 3(b).
(c)Share Reserve. The Company, at all times during the term of this Plan, will reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.Administration of the Plan.
(a)Procedure.
(i)General. The Plan will be administered by (A) the Board or (B) a Committee constituted to satisfy Applicable Laws. The Board or Committee will be the Administrator. Different Administrators may administer the Plan with respect to different groups of Service Providers. The Board may retain the authority to concurrently administer the Plan with a Committee and may, at any time, revoke the delegation of some or all authority previously delegated.
(ii)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(b)Powers of the Administrator. Subject to the Plan, any limitations on delegations specified by the Board, and any requirements imposed by Applicable Laws, the Administrator will have the authority, in its sole discretion, to make any determinations and perform any actions deemed necessary or advisable to administer the Plan including to:
(i)determine the Fair Market Value;
(ii)select the Service Providers to whom Awards may be granted hereunder;
(iii)determine the number of Shares to be covered by each Award granted hereunder;
(iv)approve forms of Award Agreements for use under the Plan;
(v)determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. The terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating to an Award;
(vi)establish, amend and rescind rules and regulations and adopt sub-plans relating to the Plan, including rules, regulations, and sub-plans for the purposes of facilitating compliance with non-U.S. laws, easing the administration of the Plan and/or taking advantage of tax-favorable treatment for Awards granted to Service Providers outside the U.S.;
(vii)interpret the Plan and make any decision necessary to administer the Plan;
(viii)interpret, modify or amend each Award (subject to Section 17(c) of the Plan), including without limitation the discretionary authority to extend the post-termination exercisability period of Awards;
(ix)allow Participants to satisfy tax withholding obligations in a manner prescribed in Section 15 of the Plan;
(x)authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xi)delegate ministerial duties to any of the Company’s employees;
(xii)temporarily suspend the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes;
(xiii)allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to the Participant under an Award; and
(xiv)make all other determinations deemed necessary or advisable for administering the Plan.
(c)Grant Date. The grant date of an Award (“Grant Date”) will be the date that the Administrator makes the determination granting such Award or may be a later date if such later date is designated by the Administrator on the date of the determination or under an automatic grant policy. Notice of the determination will be provided to each Participant within a reasonable time after the Grant Date.
(d)Waiver. The Administrator may waive any terms, conditions or restrictions.
(e)Fractional Shares. Except as otherwise provided by the Administrator, any fractional Shares that result from the adjustment of Awards will be cancelled. Any fractional Shares that result from vesting percentages will be accumulated and vested on the date that an accumulated full Share is vested.
(f)Electronic Delivery. The Company may deliver by e-mail or other electronic means (including posting on a website maintained by the Company or its agent) all documents relating to the Plan or any Award and all other documents that the Company is required to deliver to its security holders (including prospectuses, annual reports and proxy statements).
(g)Choice of Law; Choice of Forum. The Plan, all Awards and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under this Plan, a Participant’s acceptance of an Award is his or her consent to the jurisdiction of the State of Delaware, and agreement that any such litigation will be conducted in Delaware Court of Chancery, or the federal courts for the United States for the District of Delaware, and no other courts, regardless of where a Participant’s services are performed.
(h)Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.
(i)Exchange Program. The Administrator may not institute an Exchange Program.
5.Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.Stock Options.
(a)Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator determines in its sole discretion.
(b)Stock Option Agreement. Each Option will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator determines in its sole discretion.
(c)Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(d)Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be 10 years from the Grant Date or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be 5 years from the Grant Date or such shorter term as may be provided in the Award Agreement.
(e)Option Exercise Price and Consideration.
(i)Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
(1)In the case of an Incentive Stock Option
(A)granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the Grant Date.
(B)granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the Grant Date.
(2)In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator and may no less than 100% of the Fair Market Value per Share on the Grant Date unless otherwise required by Applicable Laws.
(3)Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the Grant Date pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii)Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii)Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check or wire transfer; (3) promissory note, to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) net exercise, under which Shares are withheld from otherwise deliverable Shares that has been approved by the Board or a Committee; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.
(f)Exercise of Option.
(i)Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of an Option, the Administrator, in its sole discretion, may accelerate the time at which the Option will vest or become exercisable. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) notice of exercise (in accordance with the procedures that the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any amounts necessary to satisfy withholding obligations for Tax-Related Items). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant and approved by the Administrator, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii)Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the cessation of the Participant’s Service Provider status as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of cessation of the Participant’s Service Provider status (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for 3 months following cessation of the Participant’s Service Provider status. Unless otherwise provided by the Administrator, if on the date of cessation of the Participant’s Service Provider status the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after cessation of the Participant’s Service Provider status, the Participant does not exercise his or her Option within the time specified in the Award Agreement or herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of cessation of the Participant’s Service Provider status (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for 12 months following cessation of the Participant’s Service Provider status. Unless otherwise provided by the Administrator, if on the date of cessation of the Participant’s Service Provider status the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after cessation of the Participant’s Service Provider status, the Participant does not exercise his or her Option within the time specified in the Award Agreement or herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv)Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided the Administrator has permitted the designation of a beneficiary and provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If the Administrator has not permitted the designation of a beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for 12 months following the Participant’s death. Unless otherwise provided by the Administrator, if at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified in the Award Agreement or herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(v)Tolling Expiration. A Participant’s Award Agreement may also provide that:
(1)if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in liability under Section 16(b); or
(2)if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of 30 days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
7.Restricted Stock.
(a)Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator determines in its sole discretion.
(b)Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify any Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator determines in its sole discretion. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
(c)Transferability. Except as provided in this Section 7 of the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of any applicable Period of Restriction.
(d)Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e)Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of any applicable Period of Restriction or at such other time as the Administrator may determine. Notwithstanding the foregoing, at any time after the grant of an Option, the Administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f)Voting Rights. During any applicable Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g)Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
8.Restricted Stock Units.
(a)Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
(b)Restricted Stock Unit Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify vesting criteria, the number of Restricted Stock Units granted, and such other terms and conditions as the Administrator determines in its sole discretion.
(c)Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable U.S. or non-U.S. federal or state securities laws or any other basis determined by the Administrator in its discretion.
(d)Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
(e)Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the
Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units only in cash, Shares, or a combination of both.
(f)Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
9.Stock Appreciation Rights.
(a)Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b)Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator determines in its sole discretion. Notwithstanding the foregoing, at any time after the grant of a Stock Appreciation Right, the Administrator, in its sole discretion, may accelerate the time at which the Stock Appreciation Right will vest or become exercisable.
(c)Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
(d)Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than 100% of the Fair Market Value per Share on the Grant Date. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.
(e)Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date as determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the tolling and expiration rules of Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.
(f)Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined as the product of:
(i)The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; and
(ii)The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon exercise of a Stock Appreciation Right may be in cash, in Shares of equivalent value, or in some combination of both.
10.Performance Units and Performance Shares.
(a)Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
(b)Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the Grant Date.
(c)Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator determines in its sole discretion. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable U.S. or non-U.S. federal or state securities laws, or any other basis determined by the Administrator in its discretion.
(d)Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/ Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. Notwithstanding the foregoing, at any time after the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
(e)Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/ Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/ Shares at the close of the applicable Performance Period) or in a combination thereof.
(f)Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.
11.Award Limitations.
(a)Outside Director Award Limitations. No Outside Director may be paid compensation for service as an Outside Director that, in the aggregate, exceeds $2,000,000, increased to $4,000,000 for such Outside Director for the Fiscal Year in which he or she joins the Board as an Outside Director. Compensation includes equity awards, including any Awards issued under this Plan, the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles and any other compensation (including without limitation any cash retainers or fees). Any Awards or other compensation paid or provided to an individual for his or her services as an Employee, or for his or her services as a Consultant (other than as an Outside Director), will not count for purposes of the limitation under this Section 11(a).
(b)Dividends and Other Distributions. No dividends or other distributions shall be paid with respect to any Shares underlying any unvested portion of an Award.
12.Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or Applicable Laws require otherwise, vesting of Awards will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or the Participant’s employer or (ii) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed 3 months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or the Participant’s employer is not so guaranteed, then 6 months following the 1st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
13.Transferability of Awards.
(a)General Rule. Unless determined otherwise by the Administrator, or otherwise required by Applicable Laws, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, the Award will be limited by any additional terms and conditions imposed by the Administrator. Any unauthorized transfer of an Award will be void.
(b)Domestic Relations Orders. If approved by the Administrator, an Award may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). An Incentive Stock Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(c)Limited Transfers for the Benefit of Family Members. The Administrator may permit an Award or Share issued under this Plan to be assigned or transferred subject to the applicable limitations, set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act, if applicable, and any other Applicable Laws. For the avoidance of doubt, during the lifetime of the Participant, no Award may be assigned or transferred to a third-party financial institution.
(d)Permitted Transferees. Any individual or entity to whom an Award is transferred will be subject to all of the terms and conditions applicable to the Participant who transferred the Award, including the terms and conditions in this Plan and the Award Agreement. If an Award is unvested, then the service of the Participant will continue to determine whether the Award will vest and when it will terminate.
14.Adjustments; Dissolution or Liquidation; Merger or Change in Control; Death.
(a)Adjustments. In the event that any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and the numerical Share limits in Section 3 of the Plan.
(b)Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c)Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or its Parent. The Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.
In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise the Participant’s outstanding Option and Stock Appreciation Right (or portion thereof) that is not assumed or substituted for, including Shares as to which such Award would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units (or portions thereof) not assumed or substituted for will lapse, and, with respect to such Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted for in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that such Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.
For the purposes of this Section 14(c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.
Notwithstanding anything in this Section 14(c) to the contrary, and unless otherwise provided in an Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
Notwithstanding anything in this Section 14(c) to the contrary, if a payment under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement or other written agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that otherwise is accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.
(d)Outside Director Awards. With respect to Awards granted to Outside Directors for their service as Outside Directors, in the event of a Change in Control, such Participants will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Awards, including those Shares which would not be vested or exercisable, all restrictions on such Participants’ Restricted Stock and Restricted Stock Units will lapse, and, with respect to such Participants’ Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreements or other written agreements between the Participants and the Company or any of its Subsidiaries or Parents, as applicable.
15.Tax Matters.
(a)Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any withholding obligations for Tax-Related Items are due, the Company (or any of its Subsidiaries, Parents or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Subsidiaries, Parents or affiliates, as applicable), an amount sufficient to satisfy any Tax-Related Items required to be withheld with respect to such Award (or exercise thereof).
(b)Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such withholding obligation for Tax-Related Items, in whole or in part by (without limitation) (i) paying cash, check or other cash equivalents, (ii) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum statutory amount applicable in a Participant’s jurisdiction or such greater amount as the Administrator may determine (including up to a maximum statutory amount) if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (iii) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount applicable in a Participant’s jurisdiction or such greater amount as the Administrator may determine (including up to a maximum statutory amount), in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) to cover the amount of the withholding obligation for Tax-Related Items, (v) having the Company or a Parent or Subsidiary withhold from wages or any other cash amount due or to become due to the Participant and payable by the Company or any Parent or Subsidiary, (vi) any other method of withholding determined by the Administrator, or (vii) any combination of the foregoing methods of payment. The withholding amount will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum statutory rates applicable in a Participant’s jurisdiction with respect to the Award on the date that the amount of Tax-Related Items to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the amount of Tax-Related Items to be withheld is calculated.
Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Subsidiaries or Parents have any obligation or liability under the terms of this Plan to reimburse, indemnify, or hold harmless any Participant or any other person in respect of Awards, for any taxes, interest or penalties imposed, or other costs incurred, as a result of Section 409A.
16.Miscellaneous.
(a)Stockholder Approval and Term of Plan. The Plan will become effective upon its approval by the Company’s stockholders within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws. The Plan will continue in effect until terminated earlier under Section 17 of the Plan, but no Incentive Stock Options may be granted after 10 years from the date the Plan is adopted by the Board.
(b)Legal Compliance. Shares will not be issued pursuant an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(c)Investment Representations. As a condition to the exercise or vesting of an Award, the Company may require the person exercising or vesting in such Award to represent and warrant at the time of any such exercise or vesting that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
(d)Inability to Obtain Authority. If the Company determines it to be impossible or impracticable to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
(e)No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
(f)Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award and any other compensation paid or payable to a Participant (including, but not limited to, equity awards issued outside of this Plan) (such compensation, “Other Compensation”) will be subject to the Company’s clawback policy in effect as of the adoption of this Plan, and will be subject to any other clawback policy of the Company as may be established and/or amended from time to time to comply with Applicable Laws (including without limitation pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as may be required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act) (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award or Other Compensation and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws. Unless this subsection (f) specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary.
17.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Administrator, at any time, may amend, alter, suspend or terminate the Plan.
(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)Consent of Participants Generally Required. Subject to Section 17(d) below, no amendment, alteration, suspension or termination of the Plan or an Award under it will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it regarding Awards granted under the Plan prior to such termination.
(d)Exceptions to Consent Requirement.
(i)A Participant’s rights will not be deemed to have been impaired by any amendment, alteration, suspension or termination if the Administrator, in its sole discretion, determines that the amendment, alteration, suspension or termination taken as a whole, does not materially impair the Participant’s rights, and
(ii)Subject to the limitations of Applicable Laws, if any, the Administrator may amend the terms of any one or more Awards without the affected Participant’s consent even if it does materially impair the Participant’s right if such amendment is done
(1)in a manner expressly permitted under the Plan;
(2)to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code;
(3)to change the terms of an Incentive Stock Option, if such change results in impairment of the Award only because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code;
(4)to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A; or
(5)to comply with other Applicable Laws.

PALO ALTO NETWORKS, INC.
2021 EQUITY INCENTIVE PLAN
GLOBAL STOCK OPTION AWARD AGREEMENT
Unless otherwise defined herein, the terms defined in the Palo Alto Networks, Inc. 2021 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Stock Option (the “Notice of Grant”), the Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A, and the Addendum, attached hereto as Exhibit B, all of which are made a part of this document (together, the “Award Agreement”).
NOTICE OF STOCK OPTION GRANT
Participant has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Participant
Grant Number
Date of Grant
Vesting Commencement Date
Number of Shares Granted
Exercise Price per Share	$
Total Exercise Price	$
Type of Option		Incentive Stock Option
Nonstatutory Stock Option
Term/Expiration Date
Vesting Schedule:
Subject to any acceleration provisions contained in the Plan, the Survivor Benefit Policy (as defined below), or set forth below, this Option will be exercisable, in whole or in part, in accordance with the following schedule:
[INSERT VESTING SCHEDULE].
Vesting in each case is subject to Participant continuing to be a Service Provider through the applicable vesting date, as further described in Section 10(l) of the Terms and Conditions of Global Stock Option Grant.
In the event Participant ceases to be a Service Provider for any or no reason before Participant the Options fully vest, the unvested portion of the Option and Participant’s right to acquire any Shares thereunder will immediately terminate.
Termination Period:
This Option will be exercisable for three months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option will be exercisable for 12 months after Participant ceases to be a Service Provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 14(c) of the Plan.
By Participant’s acceptance of this Award Agreement (whether explicitly accepted electronically or otherwise or deemed accepted under the following paragraph), Participant agrees that: (a) this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement; (b) Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Award Agreement and fully understands all provisions of the Plan and this Award Agreement; (c) Participant expressly acknowledges the information provided in the Addendum related to the collection, processing and use of Participant’s personal data by the Company and its Subsidiaries and the transfer of personal data to the recipients mentioned in the Addendum; and (d) Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Award Agreement.
If Participant does not accept or decline this Option by the earliest to occur of (1) the 30th calendar day following the Date of Grant, (2) the first scheduled vesting date of the Option, and (3) such other date that is communicated to Participant by the Company at the time of grant, this Option will be deemed to have accepted by the Participant, including acceptance of the provisions in the preceding paragraph. To decline this Option, Participant must notify equity@paloaltonetworks.com before the earliest to occur of the dates described in clauses (1) through (3) above. If Participant declines this Option, the Option will be cancelled and no benefits from the Option nor any compensation or benefits in lieu of the Option will be provided to Participant.

PARTICIPANT	PALO ALTO NETWORKS, INC.

Signature:	Signature:

Name:	Name:

Title:	Title:

EXHIBIT A
TERMS AND CONDITIONS OF GLOBAL STOCK OPTION GRANT
1.Grant of Option. The Company hereby grants to the Participant named in the Notice of Grant (“Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 17(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.
If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an ISO under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent required by the $100,000 rule of Code Section 422(d), it will be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) will be regarded as an NSO granted under the Plan. In no event will the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability or obligation to reimburse, indemnify, or hold harmless Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.
2.Vesting Schedule. Except as provided in Section 3, the Option awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs, together with any applicable tax withholding. For the avoidance of doubt, if Participant ceases to be a Service Provider prior to any scheduled vesting date, Participant will not earn or be entitled to any pro-rated vesting for any portion of time before the respective vesting date during which Participant was a Service Provider, nor will Participant be entitled to any compensation for lost vesting.
3.Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.
4.Exercise of Option.
(a)Right to Exercise. This Option may be exercised only within the term set out in the Notice of Grant and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.
(b)Method of Exercise. This Option is exercisable in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any Tax-Related Items.
This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price and any Tax-Related Items.
5.Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:
(a)cash;
(b)check or wire transfer;
(c)consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; or
(d)surrender of other Shares which (i) will be valued at their fair market value on the date of exercise, and (ii) must be owned free and clear of any liens, claims, encumbrances, or security interests, if accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company.
6.Responsibility for Taxes. Notwithstanding any contrary provision of this Award Agreement, no Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of Tax-Related Items. Participant acknowledges that, regardless of any action taken by the Company or, if different, the Parent or Subsidiary employing or retaining Participant (the “Service Recipient”), the ultimate liability for all Tax-Related Items is and remains Participant’s sole responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to the exercise of the Option, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require Participant to satisfy such Tax-Related Items, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares, (c) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) and without further consent from Participant, (d) electing to have the Company or the Service Recipient withhold from Participant’s wages or other cash compensation payable to Participant, or (e) any other method of withholding determined by the Company and permitted by Applicable Laws and the Plan. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any withholding obligations or rights with regard to Tax-Related Items by means of method (b) above and, until determined otherwise by the Company, this will be the method by which such withholding obligations or rights with regard to Tax-Related Items are satisfied; provided, however, that if Participant is an officer of the Company subject to Section 16 of the Exchange Act, the Company will, in all cases, satisfy any Tax-Related Items by means of method (b) above, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case the obligation for Tax-Related Items may be satisfied by one or a combination of the other methods above.
The Company may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in Participant’s jurisdiction(s). In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares) or, if not refunded, Participant may be able to seek a refund from the local tax authorities. In the even of under-withholding, Participant may be required to pay additional Tax Related Items directly to the applicable tax authority. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the exercise of the Option, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.
    The Company may refuse to deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with Participant’s obligations for Tax-Related Items.
7.Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two years after the Date of Grant, or (ii) the date one year after the date of exercise, Participant will immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.
8.Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
9.No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE OPTION PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER (SUBJECT TO THE SURVIVOR BENEFIT POLICY) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION, OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER, AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SERVICE RECIPIENT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
10.Nature of Grant. By accepting the Award, Participant acknowledges, understands and agrees that:
(a)the grant of the Option is exceptional, voluntary, and occasional and does not create any contractual or other right to receive future grants of Option, or benefits in lieu of Option, even if Option have been granted in the past;
(b)all decisions with respect to future Option or other grants, if any, will be at the sole discretion of the Company;
(c)the Option grant and Participant’s participation in the Plan shall not be interpreted as forming an employment or service contract with the Company, the Service Recipient, or any Parent or Subsidiary;
(d)Participant is voluntarily participating in the Plan;
(e)the Option and the Shares subject to the Option, and the income from and value of same, are not intended to replace any pension rights or compensation;
(f)the Option and the Shares subject to the Option, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;
(g)the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(h)if the underlying Shares do not increase in value after the Date of Grant, the Option will have no value;
(i)if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;
(j)no claim or entitlement to compensation or damages shall arise from (1) forfeiture of the Option resulting from the termination of Participant as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service agreement, if any) and/or (2) forfeiture of the Award or the recoupment of any financial gain resulting from the Award as described in Section 16(f) of the Plan and Section 24 of this Award Agreement;
(k)unless otherwise agreed with the Company, the Option and the Shares subject to the Option, and the income from and value of same, are not granted as consideration for, or in connection with, any service Participant may provide as a director of any Subsidiary;
(l)for purposes of the Option, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service agreement, if any) and Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date (unless otherwise provided pursuant to the terms and conditions of the Company’s Equity Incentive Plan Survivor Benefit Policy (the “Survivor Benefit Policy”) in the case of Participant’s termination as a Service
Provider as a result of the Participant’s death) and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under Applicable Laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service agreement, if any); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of Participant’s Option (including whether Participant may still be considered to be providing services while on a leave of absence);
(m)the Option and the benefits evidenced by this Award Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(n)if Participant provides services outside the United States:
(i)the Option and the Shares subject to the Option, and the income from and value of same, are not part of normal or expected compensation for any purposes; and
(ii)neither the Company, the Service Recipient nor any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the settlement of the Option or the subsequent sale of any Shares acquired upon settlement.
11.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant should consult with Participant’s own personal tax, legal, and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.
12.Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Palo Alto Networks, Inc., 3000 Tannery Way, Santa Clara, CA 95054, U.S.A., or at such other address as the Company may hereafter designate in writing.
13.Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Award Agreement (including the exhibits hereto) will be binding upon the executors, administrators, heirs, successors and assigns of Participant.
14.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
15.Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange, under any U.S. or non-U.S. federal, state, or local law, the Code and related regulations, or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body, or the clearance, consent or approval of the United States
Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the purchase by, or issuance of Shares to, Participant (or his or her estate) hereunder, such purchase or issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent, or approval will have been completed, effected, or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such U.S. or non-U.S. federal, state, or local law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange. Assuming such compliance, for U.S. federal income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.
16.Tax Consequences. Participant has reviewed with its own tax advisors the U.S. and non-U.S. federal, state, and local tax consequences of participating in the Plan and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own liability for Tax-Related Items that may arise as a result of Participant’s participation in the Plan or the transactions contemplated by this Award Agreement.
17.Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.
18.Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.
19.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Option or future Awards that may be granted under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.
20.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
21.Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.
22.Entire Agreement; Modifications to the Award Agreement. The Plan, the Survivor Benefit Policy and this Award Agreement (including the exhibits hereto) constitute the entire agreement of the parties on the subjects covered and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Option.
23.Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read, and understood a description of the Plan. Participant understands that the Plan is established voluntarily by the Company, is discretionary in nature and may be amended, suspended, or terminated by the Company at any time.
24.Forfeiture or Clawback. By accepting this Option, Participant agrees that this Option (including any Shares acquired through the Award and proceeds, gains or other economic benefit received by Participant from a subsequent sale of such Shares acquired) will be subject to Section 16(f) of the Plan with respect to forfeiture or clawback.
25.Governing Law and Venue. This Award Agreement will be governed by the provisions of Section 4(g) of the Plan, which selects Delaware law and venue.
26.Language. Participant acknowledges that he or she is proficient in the English language or has consulted with an advisor who is proficient in the English language, so as to enable Participant to understand the terms of this Award Agreement and the Plan. If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by Applicable Law.
27.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
28.Addendum. Notwithstanding any provisions in this Award Agreement, the Option shall be subject to any additional terms and conditions set forth in the Addendum for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Addendum, the additional terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Award Agreement.
29.Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by Participant or any other Participant.
30.Insider-Trading/Market-Abuse Laws. Participant acknowledges that, depending on Participant’s or Participant’s broker’s country or the country in which the Shares are listed, Participant may be subject to insider-trading restrictions and/or market-abuse laws which may affect Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares, or rights linked to the value of Shares during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant places before possessing inside information. Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Participant understands that third parties include fellow employees.
Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant is responsible for complying with any applicable restrictions and should speak to Participant’s personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in Participant’s country.
31.Foreign Asset/Account Reporting Requirements. Participant acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect his or her ability to acquire or hold the Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on the Shares acquired under the Plan) in a brokerage or bank account outside his or her country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to his or her country through a designated bank or broker within a certain time after receipt. Participant acknowledges that it is his or her responsibility to be compliant with such regulations, and Participant should speak to his or her personal advisor on this matter.

EXHIBIT B
ADDENDUM TO THE GLOBAL STOCK OPTION AWARD AGREEMENT

Certain capitalized terms used but not defined in this Addendum have the meanings set forth in the Plan and/or the Award Agreement.

TERMS AND CONDITIONS
This Addendum contains additional terms and conditions that govern the Option granted under the Plan to a Participant who resides and/or works in one of the countries listed below.
If Participant is a citizen or resident of a country other than the one in which Participant is currently residing and/or working, transfers employment and/or residency after the Option is granted, or is considered a resident of another country for local law purposes, the terms and conditions of the Option contained herein may not be applicable to Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant.
NOTIFICATIONS
This Addendum contains information regarding exchange controls and certain other issues of which Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of November 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Addendum as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time Participant vests in or exercises the Option or sells Shares acquired pursuant thereto.
The information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation.
If Participant is a citizen or resident of a country other than the one in which Participant is currently residing and/or working, transfers employment and/or residency after Option is granted, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant in the same manner.

ISRAEL

TERMS AND CONDITIONS

Capital Gains Track Trustee Award. Capitalized terms used but not defined in these provisions or the Plan or the Award Agreement shall have the meanings ascribed to them in the Sub-Plan to the Plan for Israeli Participants (the “Israel Sub-Plan”).
By accepting the Option, Participant acknowledges and agrees that the Option is subject to the Plan, the Israel Sub-Plan and Sections 102(b)(2) and (3) of the ITO, the Rules, and the Trust Agreement, a copy of which has been made available to Participant. Participant confirms that (a) Participant is familiar with the terms and provisions of Section 102 of the ITO, particularly the capital gains track described in subsections (b)(2) and (3) thereof, and agrees not to require the Trustee to release the Option or to sell or transfer the Option to Participant or any third party unless permitted to do so by Applicable Laws; (b) the terms and restrictions set forth in the Israel Sub-Plan will apply to the Option in all respects, including without limitation with respect to mandatory withholding requirements for Tax-Related Items, and the rights and authorities of the Company, the Service Recipient and the Trustee with respect thereto, and (c) the Company, its affiliates, assignees and successors shall be under no duty to ensure, and no representation or commitment is made, that the Option qualifies or shall qualify under any particular tax treatment.
(a)Participant further acknowledges and agrees that the Option and any Shares issued upon exercise thereof shall be deposited with the Trustee, or shall be subject to a supervisory trustee arrangement approved by the ITA for the Trustee, in order to comply with the requirements of the capital gains track under Sections 102(b)(2) and (3) of the ITO.
(b)Participant hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan, the Option or Shares issued thereunder.
Data Privacy. Participant hereby authorizes the Company, the Trustee and their representatives to collect, use and transfer all relevant information regarding Participant and the Option to all Company personnel and agents and or third parties involved in the administration of the Plan and/or in the event of a corporate financing, merger, acquisitions and/or business transfers, including transfers outside of Israel and further transfers thereafter.

NOTIFICATIONS
Securities Law Information. The Company has obtained an exemption to the prospectus filing requirement from the Israeli Securities Authority. Accordingly, Options will be granted pursuant to an exemption from filing a Plan prospectus granted to the Company by the Israeli Securities Authority. Copies of the Plan and Form S-8 registration statement for the Plan filed with the United States Securities and Exchange Commission are available from the Company.

PALO ALTO NETWORKS, INC. 2021 EQUITY INCENTIVE PLAN
GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Palo Alto Networks, Inc. 2021 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Global Restricted Stock Unit Award Agreement, the Terms and Conditions of Global Restricted Stock Unit Grant, attached hereto as Exhibit A, and the Addendum, attached hereto as Exhibit B, all of which are made a part of this document (together, the “Award Agreement”).

NOTICE OF RESTRICTED STOCK UNIT GRANT

Participant has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Participant
Grant Number
Date of Grant
Vesting Commencement Date
Number of Shares Granted

Subject to any acceleration provisions contained in the Plan, the Survivor Benefit Policy (as defined below), or set forth below, the Restricted Stock Units will vest in accordance with the following schedule:

Shares	Vest Date

Vesting in each case is subject to Participant continuing to be a Service Provider through the applicable vesting date, as further described in Section 10(j) of the Terms and Conditions of Global Restricted Stock Unit Grant.
In the event Participant ceases to be a Service Provider for any or no reason before Participant’s Restricted Stock Units fully vest, the unvested portion of the Restricted Stock Units and Participant’s right to acquire any Shares thereunder will immediately terminate.
By Participant’s acceptance of this Award Agreement (whether explicitly accepted electronically or otherwise or deemed accepted under the following paragraph), Participant agrees that: (a) this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement; (b) Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Award Agreement and fully understands all provisions of the Plan and this Award Agreement; (c) Participant expressly acknowledges the information provided in the Addendum related to the collection, processing and use of Participant’s personal data by the Company and its Subsidiaries and the transfer of personal data to the recipients mentioned in the Addendum; and (d) Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Award Agreement.
If Participant does not accept or decline this Award of Restricted Stock Units by the earliest to occur of (1) the 30th calendar day following the Date of Grant, (2) the first scheduled vesting date of the Restricted Stock Units, and (3) such other date that is communicated to Participant by the Company at the time of grant, this Award of Restricted Stock Units will be deemed to have accepted by the Participant, including acceptance of the provisions in the preceding paragraph. To decline this Award of Restricted Stock Units, Participant must notify equity@paloaltonetworks.com before the earliest to occur of the dates described in clauses (1) through (3) above. If Participant declines this Award of Restricted Stock Units, the Restricted Stock Units will be cancelled and no benefits from the Restricted Stock Units nor any compensation or benefits in lieu of the Restricted Stock Units will be provided to Participant.

PARTICIPANT	PALO ALTO NETWORKS, INC.

Name:	Signature:

Grant Acceptance Date:	Name:

Title:

EXHIBIT A

TERMS AND CONDITIONS OF GLOBAL RESTRICTED STOCK UNIT GRANT

1.Grant. The Company hereby grants to the individual named in the Notice of Restricted Stock Unit Grant (the “Notice of Grant”) attached as Part I of this Award Agreement (the “Participant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 17(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

2.Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3, Participant will have no right to the payment of any such Restricted Stock Units. Prior to the actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Restricted Stock Units that vest in accordance with Sections 3 or 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any applicable withholding obligations for Tax-Related Items. Subject to the provisions of Section 4, such vested Restricted Stock Units shall be paid in whole Shares as soon as practicable after vesting, but in each such case within the period 60 days following the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of the payment of any Restricted Stock Units payable under this Award Agreement.

3.Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs, as further described in Section 10(j). For the avoidance of doubt, if Participant ceases to be a Service Provider prior to any scheduled vesting date, Participant will not earn or be entitled to any pro-rated vesting for any portion of time before the respective vesting date during which Participant was a Service Provider, nor will Participant be entitled to any compensation for lost vesting.

4.Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator. The payment of Shares in settlement of any Restricted Stock Units vesting pursuant to this Section 4 shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A.

Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a
“separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to Participant’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement that it and all payments and benefits hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any final Treasury Regulations and U.S. Internal Revenue Service guidance thereunder, as each may be amended from time to time.1
5.Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Award Agreement, the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination as a Service Provider for any or no reason and Participant’s right to acquire any Shares hereunder will immediately terminate, unless otherwise provided pursuant to the terms and conditions of the Company’s Equity Incentive Plan Survivor Benefit Policy (the “Survivor Benefit Policy”) in the case of the Participant’s termination as a Service Provider as a result of the Participant’s death.

6.Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.Responsibility for Taxes. Notwithstanding any contrary provision of this Award Agreement, no Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of Tax-Related Items. Participant acknowledges that, regardless of any action taken by the Company or, if different, the Parent or Subsidiary employing or retaining Participant (the “Service Recipient”), the ultimate liability for all Tax-Related Items is and remains Participant’s sole responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require Participant to satisfy such Tax-Related Items, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares, (c) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) and without further consent from Participant, (d) electing to have the Company or the Service Recipient withhold from Participant’s wages or other cash compensation payable to Participant, or (e) any other method of withholding determined by the Company and permitted by Applicable Laws and the Plan. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any withholding obligations or rights with regard to Tax-Related Items by means of method (b) above and, until determined otherwise by the Company, this will be the method by which such withholding obligations or rights with regard to Tax-Related Items are satisfied; provided, however, that if Participant is an officer of the Company subject to Section 16 of the Exchange Act, the Company will, in all cases, satisfy any Tax-Related Items by means of method (b) above, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case the obligation for Tax-Related Items may be satisfied by one or a combination of the other methods above.
The Company may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in Participant’s jurisdiction(s). In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares) or, if not refunded, Participant may be able to seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay additional Tax-Related Items directly to the applicable tax authority. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.
If Participant fails to make satisfactory arrangements for the payment of any Tax- Related Items hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Sections 3 or 4 or Tax-Related Items related to Restricted Stock Units otherwise are due, Participant will permanently forfeit such Restricted Stock Units and any right to receive Shares thereunder and the Restricted Stock Units will be returned to the Company at no cost to the Company.

8.Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9.No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER (SUBJECT TO THE SURVIVOR BENEFIT POLICY) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD
AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE SERVICE RECIPIENT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10.Nature of Grant. By accepting the Award, Participant acknowledges, understands and agrees that:

(a)the grant of the Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;

(b)all decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company;

(c)the Restricted Stock Unit grant and Participant’s participation in the Plan shall not be interpreted as forming an employment or service contract with the Company, the Service Recipient, or any Parent or Subsidiary;

(d)Participant is voluntarily participating in the Plan;

(e)the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not intended to replace any pension rights or compensation;

(f)the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not part of normal or expected compensation for any purposes, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

(g)the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(h)no claim or entitlement to compensation or damages shall arise from (1) forfeiture of the Restricted Stock Units resulting from the termination of Participant as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service agreement, if any) and/or (2) forfeiture of the Award or the recoupment of any financial gain resulting from the Award as described in Section 16(f) of the Plan and Section 24 of this Award Agreement;

(i)unless otherwise agreed with the Company, the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not granted as consideration for, or in connection with, any service Participant may provide as a director of any Subsidiary;

(j)for purposes of the Restricted Stock Units, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service agreement, if any) and Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under Applicable Laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service agreement, if any); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of Participant’s Restricted Stock Unit grant (including whether Participant may still be considered to be providing services while on a leave of absence);

(k)the Restricted Stock Units and the benefits evidenced by this Award Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(l)if Participant provides services outside the United States:

(i)the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not part of normal or expected compensation for any purposes; and

(ii)neither the Company, the Service Recipient nor any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement.

11.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant should consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

12.Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Palo Alto Networks, Inc., 3000 Tannery Way, Santa Clara, CA 95054, U.S.A., or at such other address as the Company may hereafter designate in writing.

13.Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

14.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

15.Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange, under any U.S. or non-U.S. federal, state or local law, the Code and related regulations, or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body, or the clearance, consent or approval of any governmental regulatory authority, is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of any Shares in settlement of any vested Restricted Stock Units will violate U.S. federal securities laws or other Applicable Laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such U.S. or non-U.S. federal, state, or local law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.

16.Tax Consequences. Participant has reviewed with its own tax advisors the U.S. and non-U.S. federal, state, and local tax consequences of participating in the Plan and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own liability for Tax-Related Items that may arise as a result of Participant’s participation in the Plan or the transactions contemplated by this Award Agreement.

17.Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

18.Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

19.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units or future Awards that may be granted under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

20.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

21.Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

22.Entire Agreement; Modifications to the Award Agreement. The Plan, the Survivor Benefit Policy and this Award Agreement (including the exhibits hereto) constitute the entire agreement of the parties on the subjects covered and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.

23.Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended or terminated by the Company at any time.
24.Forfeiture or Clawback. By accepting this Award, Participant agrees that this Award of Restricted Stock Units (including any Shares acquired through the Award and proceeds, gains or other economic benefit received by Participant from a subsequent sale of such Shares) will be subject to Section 16(f) of the Plan with respect to forfeiture or clawback.

25.Governing Law and Venue. This Award Agreement will be governed by the provisions of Section 4(g) of the Plan, which selects Delaware law and venue.

26.Language. Participant acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so as to enable Participant to understand the terms of this Award Agreement and the Plan. If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by Applicable Law.

27.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

28.Addendum. Notwithstanding any provisions in this Award Agreement, the Restricted Stock Unit Award shall be subject to any additional terms and conditions set forth in the Addendum for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Addendum, the additional terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Award Agreement.

29.Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by Participant or any other Participant.

30.Insider-Trading/Market-Abuse Laws. Participant acknowledges that Participant may be subject to insider trading restrictions and/or market abuse laws which may affect Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares, or rights linked to the value of Shares during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant places before possessing inside information. Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Participant understands that third parties include fellow employees.
Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider-trading policy. Participant is responsible for complying with any applicable restrictions and should speak to Participant’s personal legal advisor for further details regarding any applicable insider trading and/or market-abuse laws in Participant’s country.

31.Foreign Asset/Account Reporting Requirements. Participant acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect his or her ability to acquire or hold the Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on the Shares acquired under the Plan) in a brokerage or bank account outside his or her country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to his or her country through a designated bank or broker within a certain time after receipt. Participant acknowledges that it is his or her responsibility to be compliant with such regulations, and Participant should speak to his or her personal advisor on this matter.
1 Section 409A applies to and is relevant only for Participants who are U.S. taxpayers.

EXHIBIT B

ADDENDUM TO THE GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

Certain capitalized terms used but not defined in this Addendum have the meanings set forth in the Plan and/or the Award Agreement.

TERMS AND CONDITIONS

This Addendum contains additional terms and conditions that govern the Restricted Stock Units granted under the Plan to a Participant who resides and/or works in one of the countries listed below.

If Participant is a citizen or resident of a country other than the one in which Participant is currently residing and/or working, transfers employment and/or residency after the Restricted Stock Units are granted, or is considered a resident of another country for local law purposes, the terms and conditions of the Restricted Stock Units contained herein may not be applicable to Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant.

NOTIFICATIONS

This Addendum contains information regarding exchange controls and certain other issues of which Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of February 2025. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Addendum as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time Participant vests in the Restricted Stock Units or sells Shares acquired pursuant thereto.

The information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation.

If Participant is a citizen or resident of a country other than the one in which Participant is currently residing and/or working, transfers employment and/or residency after the Restricted Stock Units are granted, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant in the same manner.

DATA PRIVACY PROVISIONS FOR ALL PARTICIPANTS

Terms and Conditions

PARTICIPANTS IN THE EUROPEAN UNION / EUROPEAN ECONOMIC AREA / SWITZERLAND / UNITED KINGDOM

(i)Collection and Usage. Pursuant to applicable data protection laws, Participant is hereby notified that the Company collects, processes, uses and transfers certain personally-identifiable information about Participant for the legitimate purpose of granting Restricted Stock Units and implementing, administering and managing Participant’s participation in the Plan. Specifics of the data processing are described below.

(ii)Controller and Representative. The Company is the controller responsible for the processing of Participant’s personal data in connection with the Plan. The Company’s representative is Chief Privacy Officer, privacy@paloaltonetworks.com.

(iii)Personal Data Subject to Processing. The Company collects, processes and uses the following types of personal data about Participant: Participant’s name, employee ID, home address and telephone number, work and email address, date of birth, social security number or other tax identification number, social insurance, passport number or other international identification number, salary, nationality, job title, hire date, work country, department, cost center, subsidiary, organization level, expense group, termination date, supervisor, employment status, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, settled, vested, unvested or outstanding in Participant’s favor, which the Company receives from Participant or the Service Recipient (“Data”).

(iv)Purposes and Legal Bases of Processing. The Company processes Data for the purposes of performing its contractual obligations under this Award Agreement, granting Restricted Stock Units, implementing, administering and managing Participant’s participation in the Plan and facilitating compliance with applicable tax and securities law. The legal basis for the processing of Data by the Company and the third-party service providers described below is the necessity of the data processing for the Company to perform its contractual obligations under this Award Agreement and for the Company’s legitimate business interests of managing the Plan and generally administering employee equity awards.

(v)Service Providers. The Company transfers Data to E*TRADE Financial Services, Inc. and certain of its affiliated companies (“E*TRADE”), which is an independent stock plan administrator with operations, relevant to the Company, in the United States and assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select different service providers and may share Data with such service providers. The Company’s stock plan administrators will open an account for Participant to receive and trade Shares. Participant will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of Participant’s ability to participate in the Plan. Data will only be accessible by those individuals requiring access to it for purposes of implementing, administering and operating Participant’s participation in the Plan. Participant understands that Participant may request a list with the names and addresses of any potential recipients of Data by contacting Participant’s local human resources representative, filling out the individual rights request online form at https://www.paloaltonetworks.com/legal-notices/privacy, or by sending an email to individualrights@paloaltonetworks.com.

(vi)International Transfers. The Company and its service providers, including, without limitation, E*TRADE, operate, relevant to the Company, in the United States, which means that it will be necessary for Data to be transferred to, and processed in, the United States. Participant understands and acknowledges that the United States is not subject to an unlimited adequacy finding by the European Commission and that Data may not have an equivalent level of protection as compared to Participant’s country of residence. To provide appropriate safeguards for the protection of Data, Data is transferred to the Company based on data transfer and processing agreements implementing the EU Standard Contractual Clauses. Participant may request a copy of the safeguards used to protect Data by contacting the Company at: privacy@paloaltonetworks.com. The Company reserves the right to use a different but adequate data transfer legal mechanism.

(vii)Data Retention. The Company will use Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or as required to comply with Applicable Laws, exercise or defense of legal rights, and archiving, back-up and deletion processes. When the Company no longer needs Data, the Company will remove it from its systems according to its retention policies. If the Company keeps data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations.

(viii)Data Subject Rights. To the extent provided by law, Participant has the right to (i) inquire whether and what kind of Data the Company holds about Participant and how it is processed, and to access or request copies of such Data, (ii) request the correction or supplementation of Data that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, or (iii) obtain the erasure of Data no longer necessary for the purposes underlying the processing or processed in non-compliance with applicable legal requirements. In addition, Participant has, to the extent provided by law, the right to (iv) request the Company to restrict the processing of Data in certain situations where Participant feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Data for legitimate interests, and to (vi) request portability of Data that Participant has actively or passively provided to the Company, where the processing of such Data is based on consent or a contractual agreement with Participant and is carried out by automated means. In case of concerns, Participant also has the right to (vii) lodge a complaint with the competent local data protection authority. To receive additional information regarding Participant’s rights, raise any other questions regarding the practices described in this Award Agreement or to exercise his or her rights, Participant should contact the Company at: privacy@paloaltonetworks.com (for questions) or individualrights@paloaltonetworks.com (to exercise rights).

(ix)Contractual Requirement. Participant’s provision of Data and its processing as described above is a contractual requirement and a condition to Participant’s ability to participate in the Plan. Participant understands that, as a consequence of Participant’s refusing to provide Data, the Company may not be able to allow Participant to participate in the Plan, grant Restricted Stock Units to Participant or administer or maintain such Restricted Stock Units. However, Participant’s participation in the Plan and his or her acceptance of this Award Agreement are purely voluntary. While Participant will not receive Restricted Stock Units if he or she decides against participating in the Plan or providing Data as described above, with the exception of not receiving these benefits, Participant’s status as a Service Provider will not be affected in any way. For more information on the consequences of the refusal to provide Data, Participant may contact the Company at: privacy@paloaltonetworks.com.

PARTICIPANTS OUTSIDE THE EUROPEAN UNION / EUROPEAN ECONOMIC AREA
/ SWITZERLAND / UNITED KINGDOM

Participant consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Service Recipient, the Company and any Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Service Recipient may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to E*TRADE Financial Services, Inc. and certain of its affiliated companies (“E*TRADE”) which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that, if Participant resides outside the U.S., Participant may request a list with the names and addresses of any potential recipients of Data by contacting Participant’s local human resources representative, filling out the individual rights request online form at https://www.paloaltonetworks.com/legal-notices/privacy, or by sending an email to individualrights@paloaltonetworks.com. Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to collect, receive, possess, use, retain, transfer, or otherwise process Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that, if Participant resides outside the U.S., Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing
Participant’s local human resources representative, filling out the individual rights request online form at https://www.paloaltonetworks.com/legal-notices/privacy, or by sending an email to individualrights@paloaltonetworks.com. Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke Participant’s consent, Participant’s status as a Service Provider will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Restricted Stock Units or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing Participant’s consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant’s local human resources representative or send an email to privacy@paloaltonetworks.com.

ARGENTINA
NOTIFICATIONS

Securities Law Information. The Shares are not publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to prospectus requirement in Argentina.

Exchange Control Information. Exchange control regulations in Argentina are subject to frequent change. Participant is solely responsible for complying with any applicable exchange control rules and should consult with his or her personal legal advisor prior to remitting proceeds from the sale of Shares or cash dividends paid on such Shares.

AUSTRALIA

NOTIFICATIONS
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).

Securities Law Information. The offer is being made under Division 1A Part 7.12 of the Corporations Act 2001 (Cth).

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding a certain threshold (currently AUD10,000) and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on behalf of Participant.

AUSTRIA
NOTIFICATIONS
Exchange Control Information. If Participant holds Shares acquired under the Plan outside of Austria, Participant must submit a report to the Austrian National Bank on a quarterly basis if the value of the Shares as of any given quarter equals or exceeds a certain threshold (currently €5,000,000). The reports must be filed on or before the 15th of the month following the end of the respective quarter.

A separate reporting requirement applies when Participant sells Shares acquired under the Plan or receives a dividend. In that case, there may be exchange control obligations if the cash proceeds are held outside of Austria. If the transaction volume of all accounts abroad equals or exceeds a certain threshold (currently €10,000,000), the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, on the prescribed forms.

BELGIUM
NOTIFICATIONS
Exchange Control Information. Belgian residents are required to provide the National Bank of Belgium with the account details of any foreign securities or bank accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.

BRAZIL
TERMS AND CONDITIONS
Compliance with Law. By accepting the Restricted Stock Units, Participant acknowledges that he or she agrees to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items associated with the vesting of the Restricted Stock Units, the sale of the Shares acquired pursuant thereto and the receipt of any dividends paid on such Shares.

Nature of Grant. The following provision supplements Section 10 of the Terms and Conditions of Global Restricted Stock Unit Grant:

By accepting the Restricted Stock Units, Participant agrees that Participant is (i) making an investment decision and (ii) the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to Participant.

NOTIFICATIONS
Exchange Control Information. If Participant is resident or domiciled in Brazil, he or she will be required to submit an annual or quarterly declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights equals or exceeds a certain threshold (currently US$1,000,000). Assets and rights that must be reported include the Shares and may include Restricted Stock Units granted under the Plan.

BULGARIA

NOTIFICATIONS
Exchange Control Information. Participant will be required to file statistical forms with the Bulgarian National Bank annually regarding Participant’s receivables in bank accounts held abroad, as well as securities held abroad (e.g., Shares acquired under the Plan) if the aggregate value of all such receivables and securities equals or exceeds a certain threshold (currently BGN 50,000). The reports are due by March 31.

CANADA
TERMS AND CONDITIONS
Form of Payment. Notwithstanding any discretion contained in the Plan, the grant of Restricted Stock Units does not provide any right for Participant to receive a cash payment; the Restricted Stock Units are payable in Shares only.

Exclusion from Compensation or Salary. This provision replaces Section 10(f) of the Terms and Conditions of Global Restricted Stock Unit Grant:
except as explicitly and minimally required under applicable legislation, the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not part of normal or expected compensation for any purposes, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;
No Compensation for Forfeiture and/or Recoupment. This provision replaces Section 10(h) of the Terms and Conditions of Global Restricted Stock Unit Grant:
except as explicitly and minimally required under applicable legislation, no claim or entitlement to compensation or damages shall arise from (1) forfeiture of the Restricted Stock Units resulting from the termination of Participant as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service agreement, if any) and/or (2) forfeiture of the Award or the recoupment of any financial gain resulting from the Award as described in Section 16(f) of the Plan and Section 24 of this Award Agreement;
Termination of Service. The following provision replaces Section 10(j) of the Terms and Conditions of Global Restricted Stock Unit Grant:
for purposes of the Restricted Stock Units, and except as provided herein, Participant’s status as a Service Provider will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is employed or rendering services or the terms of Participant’s employment or service agreement, if any), and Participant’s right (if any) to earn, seek damages in lieu of, vest in or otherwise benefit from any portion of the Restricted Stock Units pursuant to this Award Agreement will be measured, as of the date Participant is no longer actually providing services to the Company or any Parent or Subsidiary (the “Termination Date”).
Unless explicitly required by applicable legislation, the Termination Date shall exclude and shall not be extended by any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under statute, contract, common/civil law or otherwise. For greater certainty, Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which Participant’s right to vest terminates, nor will Participant be entitled to any compensation for lost vesting.
Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting or other participation in the Plan during a statutory notice period, Participant acknowledges that his or her right to vest in the Restricted Stock Units or otherwise benefit from the Restricted Stock Units, if any, will terminate effective as of the last day of his or her minimum statutory notice period, but Participant will not earn or be entitled to any pro-rated vesting or other participation if the vesting date falls after the end of his or her statutory notice period, nor will Participant be entitled to any compensation for lost vesting or participation. For further clarity, any reference to a termination of Participant’s status as a Service Provider, or a date of termination under this Award Agreement or the Plan, will be interpreted to mean the Termination Date.

The following provisions apply if Participant resides in Quebec:

French Language Documents. The following provision replaces Section 26 of the Terms and Conditions of Global Restricted Stock Unit Grant:

A French translation of the Award Agreement and the Plan are available to Participant on the Company’s Global Equity Programs LOOP Page (https://theloop.paloaltonetworks.com/loop/employee-resources/global-equity-programs/equity-plan-documents). Participant understands that, from time to time, additional information related to the Restricted Stock Units may be provided in English and such information may not be immediately available in French. Notwithstanding anything to the contrary in the Plan or the Award Agreement, and unless Participant indicates otherwise, the French translation of this Award Agreement and the Plan will govern Participant’s participation in the Plan. If Participant transfers residency outside of Quebec, the English version of this Award Agreement and the Plan will govern Participant’s participation in the Plan.

Documents en français. La disposition suivante remplace l’article 26 des Termes et conditions de l’octroi mondial d’unités d’actions restreintes:
Une traduction française de la Convention d’attribution et du Régime est mise à la disposition du Participant sur la page LOOP des programmes d'actions mondiaux de la Société (https://theloop.paloaltonetworks.com/loop/employee-resources/global-equity-programs/equity-plan-documents). Le Participant comprend qu’à l’occasion, des renseignements supplémentaires concernant les Unités d’actions restreintes peuvent être fournis en anglais et que ces renseignements peuvent ne pas être immédiatement accessibles en français. Malgré toute disposition contraire du Régime ou de la Convention d’attribution, et sauf indication contraire de la part du Participant, la traduction française de la présente Convention d’attribution et du Régime régit sa participation au Régime. Si le Participant déménage à
l’extérieur du Québec, la version anglaise de la présente Convention d’attribution et du Régime régira sa participation au Régime.

Data Privacy. The following provision supplements the Data Privacy Provisions for Participants Outside the European Union / European Economic Area / Switzerland / United Kingdom above in this Addendum:

Participant hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. Participant further authorizes the Company, the Service Recipient and/or any Parent or Subsidiary to disclose and discuss such information with their advisors. Participant acknowledges that Participant’s personal information, including sensitive personal information, may be transferred or disclosed outside the Province of Quebec, including to the United States. Participant also authorizes the Company, the Service Recipient and/or any Parent or Subsidiary to record such information and to keep such information in Participant’s employment file. Further, Participant also acknowledges that the Company, the Service Recipient and/or any Parent or Subsidiary and other parties involved in the administration of the Plan may use technology for profiling purposes and to make automated decisions that may have an impact on Participant or the administration of the Plan.

NOTIFICATIONS

Securities Law Information. Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the sale of the Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (i.e., The Nasdaq Global Select Market).

CHILE

NOTIFICATIONS

Securities Law Notice. The offer of the Restricted Stock Units constitutes a private offering in Chile effective as of the Date of Grant. The offer of the Restricted Stock Units is made subject to general ruling n° 336 of the Chilean Commission of the Financial Market (“CMF”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the Restricted Stock Units are not registered in Chile, the Company is not required to provide information about the Restricted Stock Units or the Shares in Chile. Unless the Restricted Stock Units and/or the Shares are registered with the CMF, a public offering of such securities cannot be made in Chile.

Ley de valores. La oferta de las Unidades de Acciones Restringidas se considera una oferta privada in Chile efectiva a partir de la Fecha de la Concesión. La oferta de las Unidades de Acciones Restringidas se hace sujeta a la regla general no. 336 de la Comisión para el Mercado Financiero de Chile (“CMF”). La oferta se refiere a valores no inscritos en el registro de valores o en el registro de valores extranjeros de la CMF y, por lo tanto, tales valores no están sujetos a la fiscalización de ésta. Dado que las Unidades de Acciones Restringidas no están registradas en Chile, no se requiere que la Compañía provea información sobre las Unidades de Acciones Restringidas o Acciones Bursátiles en
Chile. Salvo que las Unidades de Acciones Restringidas y/o acciones estén registradas con la CMF, no puede hacerse una oferta pública de tales valores en Chile.

Exchange Control Information. Participant is not required to repatriate funds obtained from the sale of Shares or dividends paid on such Shares to Chile. However, if Participant decides to repatriate such funds, Participant must do so through the Formal Exchange Market if the amount of the funds exceeds a certain threshold (currently US$10,000). In such case, Participant must report the payment to a commercial bank or registered foreign exchange office receiving the funds.

If Participant’s aggregate investments held outside of Chile exceed a certain threshold (currently US$5,000,000) (including the value of Shares received under the Plan), Participant must report the investments annually to the Central Bank. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report.

Please note that exchange control regulations in Chile are subject to change. Participant should consult with his or her personal legal advisor regarding any exchange control obligations that Participant may have in connection with the vesting of the Restricted Stock Units, cash dividends or dividend equivalent payments, or the sale of Shares acquired at vesting.

CHINA

TERMS AND CONDITIONS

The following provisions will apply if Participant is subject to exchange control restrictions and requirements in the People’s Republic of China (“PRC”), including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”) as determined by the Company in its sole discretion:

Vesting Schedule and Termination. The following provision supplements Sections 3 and 5 of the Terms and Conditions of Global Restricted Stock Unit Grant:

Notwithstanding anything to the contrary in the Award Agreement, the Restricted Stock Units shall not vest unless and until the Company, the Service Recipient or any other Subsidiary in China receives all necessary approvals from SAFE or its local counterpart under the Implementing Rules of the Measures for Administration of Foreign Exchange of Individuals to offer such awards in China. Once SAFE approval has been received and provided Participant continues to be an employee of the Company or a Subsidiary, Participant will receive vesting credit for that portion of the Restricted Stock Units that would have vested prior to obtaining SAFE approval, if applicable, and the remaining portion of the Restricted Stock Units will vest in accordance with the vesting schedule set forth in the Award Agreement. If Participant terminates employment prior to the receipt of SAFE approval, any unvested Restricted Stock Units will be forfeited.

Sale of Shares. Due to local regulatory requirements, Participant understands and agrees that the Company may require that any Shares issued upon the vesting and settlement of the Restricted Stock Units be immediately sold.

Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on Participant’s behalf pursuant to this authorization without further consent) and Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares. In this regard, Participant agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated broker) to effectuate the sale of the Shares (including, without limitation, as to the transfers of the proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters, provided that Participant shall not be permitted to exercise any influence over how, when or whether the sales occur. Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price.

If the Company, in its discretion, does not exercise its right to require the automatic sale of the Shares issuable upon vesting and settlement of the Restricted Stock Units, as described in the preceding paragraph, Participant understands and agrees that any Shares acquired under the Plan must be sold no later than six months from Participant’s termination of employment, or within any such other period as may be permitted by the Company or required by SAFE. Participant understands that any Shares acquired under the Plan that have not been sold within six months of Participant’s termination or within such other period as may be permitted by the Company or required by SAFE will be automatically sold by the designated broker pursuant to this authorization without further consent and subject to the terms of the preceding paragraph.

Upon the sale of the Shares, Participant will receive the cash proceeds from the sale, less any brokerage fees or commissions and subject to any obligation to satisfy any Tax-Related Items. Participant agrees to comply with all requirements the Company may impose in order to facilitate compliance with exchange control requirements in China prior to receipt of the cash proceeds. Participant acknowledges that Participant is not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of the Award Agreement.

Exchange Control Requirements. By accepting the Restricted Stock Units, Participant understands and agrees that, pursuant to local exchange control requirements, Participant will be required to repatriate the cash proceeds from the sale of the Shares and the receipt of any dividends to China. Participant further understands that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company, the Service Recipient or another Subsidiary, and Participant hereby consents and agrees that any proceeds from the sale of any Shares Participant acquires upon the vesting and settlement of Restricted Stock Units and any dividends may be transferred to such special account prior to being delivered to Participant.

Participant further understands that the proceeds will be delivered to Participant as soon as possible, but there may be delays in distributing the funds to Participant due to exchange control requirements in China. Proceeds may be paid to Participant in U.S. dollars or local currency, at the Company’s discretion. If the proceeds are paid in U.S. dollars, Participant will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid in local currency, Participant agrees that the Company, the Service Recipient or any other Subsidiary in China is under no obligation to secure any particular exchange conversion rate and there may be delays in converting the cash proceeds to local currency due to exchange control restrictions. Participant agrees to bear any currency fluctuation risk between the time the cash proceeds are received and the time the cash proceeds are distributed to Participant through the special account described above.

Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

Additional Restrictions. The Restricted Stock Units will not vest and the Shares will not be issued at vesting unless the Company determines that such vesting and the issuance and delivery of Shares complies with all relevant provisions of law. Further, the Company is under no obligation to vest the Restricted Stock Units and/or issue Shares if the Company’s SAFE approval becomes invalid or ceases to be in effect by the time Participant vests in the Restricted Stock Units.

COLOMBIA

TERMS AND CONDITIONS

Labor Law Acknowledgement. Participant acknowledges that pursuant to Article 128 of the Colombia Labor Code, the Plan and related benefits do not constitute a component of “salary” for any purposes.

NOTIFICATIONS

Exchange Control Information. Investment in assets located abroad (such as Shares acquired under the Plan) does not require prior approval. However, Participant’s investments held abroad, including Shares, must be registered with the Central Bank (Banco de la República), regardless of the value of such investments.

COSTA RICA

There are no country-specific provisions.

CZECH REPUBLIC

NOTIFICATIONS

Exchange Control Information. The Czech National Bank may require Participant to fulfill certain notification duties in relation to the acquisition of Shares and the opening and maintenance of a foreign account. However, because exchange control regulations change frequently and without notice, Participant should consult his or her personal legal advisor prior to the vesting of the Restricted Stock
Units and the subsequent sale of Shares to ensure compliance with current regulations. Participant is responsible for complying with any applicable Czech exchange control laws.

DENMARK

TERMS AND CONDITIONS

Nature of Grant. The following provision supplements Section 10 of the Terms and Conditions of Global Restricted Stock Unit Grant:

By accepting the Award, Participant acknowledges, understands and agrees that it relates to future services to be performed and is not a bonus or compensation for past services.

Stock Option Act. Participant acknowledges that he or she has received an Employer Statement in Danish (attached at the end of this section) which sets forth additional terms of the Restricted Stock Units, to the extent that the Danish Stock Option Act, as amended effective January 1, 2019 (the “Act”) applies to the Restricted Stock Units.

SPECIAL NOTICE FOR EMPLOYEES IN DENMARK EMPLOYER STATEMENT

Pursuant to Section 3(1) of the Act on Stock Options in employment relations, as amended effective January 1, 2019 (the “Stock Option Act”), you are entitled to receive the following information regarding participation in the Palo Alto Networks, Inc. (“PANW”) 2021 Equity Incentive Plan (the “Plan”) in a written statement.

This statement generally contains only the information mentioned in the Stock Option Act, while the other terms and conditions of your grant of restricted stock units (“RSUs”) are described in detail in the Plan, the Restricted Stock Unit Agreement, including Exhibits A and B (the “Agreement”) and the Notice of Restricted Stock Unit Grant (the “Notice”), which have been made available to you. In the event of a conflict between a provision contained in this Employer Statement and provisions contained in the Plan, Agreement or Notice, this Employer Statement shall prevail.

1.Date of Grant
The date of grant of your RSUs is the date that the Administrator (as defined in the Plan) approved a grant for you and determined it would be effective, which is set forth in the Agreement.

2.Terms and Conditions of the RSU Grant
The grant of RSUs under the Plan is made at the sole discretion of the Administrator. Employees and Consultants (as defined in the Plan) of PANW and its Parents or Subsidiaries (as defined in the Plan) are eligible to participate in the Plan.

3.Vesting Date of RSUs
The RSUs shall vest over a period of time, provided you remain employed by or in the service of PANW or a Subsidiary, unless the RSUs have vested or have terminated earlier for the reasons set forth in the Plan.

4.Exercise Price
There is no exercise price associated with the RSUs. Each RSU entitles you to receive one share of PANW common stock after the RSUs have vested without any cost to you or other payment required from you (other than applicable taxes).

5.Your Rights Upon Termination of Your Service Provider Status
The treatment of the RSUs upon termination of your status as a Service Provider (as defined in the Plan) will be determined in accordance with the termination provisions in the Agreement, pursuant to which the balance of the RSUs that have not vested as of the time of your termination as a Service Provider for any or no reason generally will be cancelled and forfeited.

6.Financial Aspects of Participating in the Plan
The grant of RSUs has no immediate financial consequences for you. The value of the RSUs is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.

Shares of stock are financial instruments and investing in stock will always have financial risk. The future value of PANW’s shares is unknown and cannot be predicted with certainty.

Palo Alto Networks, Inc.
3000 Tannery Way
Santa Clara, CA 95054

SÆRLIG MEDDELELSE TIL MEDARBEJDERE I DANMARK ARBEJDSGIVERERKLÆRING

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret mv. i ansættelsesforhold (“Aktieoptionsloven”) er du berettiget til i en skriftlig erklæring at modtage følgende oplysninger om deltagelse i Palo Alto Networks, Inc. (“PANW”) 2021 Equity Incentive Plan (“Planen”).

Denne erklæring indeholder generelt kun de oplysninger, der er nævnt i Aktieoptionsloven, medens de øvrige kriterier og betingelser for din tildeling af begrænsede aktier (“Restricted Stock Units” eller “RSUer”) er beskrevet nærmere i Planen, i Restricted Stock Unit Agreement, inkl. bilag A, B (“Aftalen”) og i Notice of Restricted Stock Unit Grant (“Meddelelsen”), som er udleveret til dig. I tilfælde af uoverensstemmelser mellem en bestemmelse i denne Arbejdsgivererklæring og bestemmelserne i Planen, Aftalen eller Meddelelsen har denne Arbejdsgivererklæring forrang.

1.Tidspunkt for tildeling
Tidspunktet for tildelingen af dine RSUer er den dag, hvor Administratoren (Administrator) (som defineret i Planen) godkendte din tildeling og besluttede, at den skulle træde i kraft. Tidspunktet fremgår af Aftalen.

2.Kriterier og betingelser for RSU-tildelingen
Tildelingen af RSUer i henhold til Planen sker alene efter Administrators eget skøn. Medarbejdere (Employees) og Konsulenter (Consultants) (som defineret i Planen) i PANW og dettes Moderselskaber (Parents) og Datterselskaber (Subsidiaries) (som defineret i Planen) kan deltage i Planen.

3.Modningstidspunkt for RSUerne
RSUerne modnes over en periode, forudsat at du fortsat er ansat i eller arbejder for Selskabet eller en tilknyttet virksomhed, medmindre RSUerne er modnet eller bortfaldet på et tidligere tidspunkt af de i Ordningen anførte årsager.

4.Udnyttelseskurs
Der er ikke knyttet nogen udnyttelseskurs til RSUerne. Hver RSU giver dig i forbindelse med deres modning ret til at modtage én ordinær aktie i Selskabet, uden at det koster dig noget (bortset fra gældende skatter og afgifter).

5.Din retsstilling i forbindelse med ophør af din Ansættelsesstatus
Dine RSUer vil i tilfælde af ophør af din Ansættelsesstatus (som defineret i Planen) blive behandlet i overensstemmelse med ophørsbestemmelserne i Aftalen, ifølge hvilke eventuelle RSUer, som på tidspunktet for ophør af din Ansættelsesstatus (uanset årsag) ikke er modnet, normalt automatisk vil bortfalder.

6.Økonomiske aspekter ved at deltage i Planen
Tildelingen af RSUer har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af RSUerne indgår ikke i beregningen af feriepenge, pensionsbidrag eller andre lovpligtige, vederlagsafhængige ydelser.
Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Den fremtidige værdi af PANW aktier kendes ikke og kan ikke forudsiges med sikkerhed.

Palo Alto Networks, Inc.
3000 Tannery Way
Santa Clara, CA 95054

DOMINICAN REPUBLIC

There are no country-specific provisions.

ECUADOR

There are no country-specific provisions.

EGYPT

NOTIFICATIONS

Exchange Control Information. If Participant transfers funds into Egypt in connection with the Restricted Stock Units or Shares, Participant will be required to transfer the funds through a registered bank in Egypt.

FINLAND

There are no country-specific provisions.

FRANCE

TERMS AND CONDITIONS

Language Consent. By accepting the Award, Participant confirms having read and understood the Plan and Award Agreement which were provided in the English language. Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée. En acceptant l’attribution, le Participant confirme avoir lu et compris le Plan et le Contrat, qui ont été communiqués en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.

NOTIFICATIONS

Tax Information. The Restricted Stock Units are not intended to qualify for special tax or social security treatment in France.

GERMANY

NOTIFICATIONS

Exchange Control Information. Certain cross-border transactions in excess of a certain threshold (currently €50,000) (the “Threshold”) must be reported to the German Federal Bank. (Bundesbank). If Participant makes or receives a payment in excess of the Threshold (including if Participant acquires Shares under the Plan with a value in excess of the Threshold or sells Shares via a foreign broker, bank or service provider and receives proceeds in excess of the Threshold) and/or if the Company withholds or sells Shares with a value in excess of the Threshold to cover Tax-Related Items, Participant must report the payment and/or the value of the Shares withheld or sold to the Bundesbank, either electronically using the “General Statistics Reporting Portal” (“Allgemeine Meldeportal Statistik”) available via the Bundesbank’s website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by the Bundesbank. The report must be submitted monthly or within such other timing as is permitted or required by the Bundesbank. Participant is responsible for complying with applicable reporting requirements.

GREECE

There are no country-specific provisions.

HONG KONG

TERMS AND CONDITIONS

Form of Payment. Notwithstanding any discretion contained in the Plan, the grant of Restricted Stock Units does not provide any right for Participant to receive a cash payment; the Restricted Stock Units are payable in Shares only.

Sale of Shares. For any Restricted Stock Units that vest within six months of the Date of Grant, Participant agrees that he or she will not dispose of the Shares acquired prior to the six-month anniversary of the Date of Grant.

NOTIFICATIONS

Securities Law Notice. WARNING: The Restricted Stock Units and the Shares issued upon vesting do not constitute a public offering of securities under Hong Kong law and are available only to certain Service Providers. The Award Agreement, including this Addendum, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. In addition, the documents have not been reviewed by any regulatory authority in Hong Kong. The Restricted Stock Units are intended only for the personal use of each Participant and may not be distributed to any other person. If Participant is in any doubt about any of the contents of the Award
Agreement, including this Addendum, or the Plan, Participant should obtain independent professional advice.

HUNGARY

There are no country-specific provisions.

INDIA

NOTIFICATIONS

Exchange Control Information. Participant must repatriate any proceeds from the sale of Shares acquired under the Plan or the receipt of any dividends paid on such Shares to India and convert the proceeds into local currency within such period of time as required under applicable regulations. Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the foreign currency. Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Service Recipient requests proof of repatriation. Participant acknowledges that it is Participant’s responsibility to comply with applicable exchange control laws in India. Participant also agrees to provide any information that may be required by the Company or the Service Recipient to make any applicable filings under exchange control laws in India.

INDONESIA

TERMS AND CONDITIONS

Language Consent and Notification. By accepting the Restricted Stock Units, Participant (i) confirms having read and understood the documents relating to the grant (i.e., the Notice of Grant, the Plan and the Award Agreement) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation.

Persetujuan dan Pemberitahuan Bahasa. Dengan menerima pemberian Unit Saham Terbatas ini, Peserta (i) memberikan konfirmasi bahwa dirinya telah membaca dan memahami dokumen- dokumen berkaitan dengan pemberian ini (yaitu, Pemberitahuan Pemberian, Perjanjian Penghargaan dan Program) yang disediakan dalam Bahasa Inggris, (ii) menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan ataupun Peraturan Presiden sebagai pelaksanaannya.

NOTIFICATIONS

Exchange Control Information. Indonesian residents are obliged to provide the Indonesian central bank (Bank Indonesia) with information on foreign exchange activities. If there is any change to foreign assets held (including Shares acquired under the Plan), Participant must report such change online through Bank Indonesia’s website no later than the 15th day of the month following the month in which the foreign exchange activity took place.

In addition, if Participant remits proceeds from the sale of Shares or the receipt of any dividends paid on such Shares into Indonesia, the Indonesian bank through which the transaction is made will submit a report on the transaction to Bank Indonesia for statistical reporting purposes. For transactions that equal or exceed a certain threshold (currently US$10,000), a more detailed description of the transaction must be included in the report and Participant may be required to provide information about the transaction to the bank in order to complete the transaction.

IRELAND

NOTIFICATIONS

Director Notification Obligation. Directors, shadow directors or secretaries of an Irish Parent or Subsidiary must notify the Irish Parent or Subsidiary in writing if they receive or dispose of an interest in the Company representing more than 1% of the Company’s voting share capital (e.g., Restricted Stock Unit granted under the Plan, Shares, etc.), if they become aware of the event giving rise to the notification requirement or if they become a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of the spouse or children under the age of 18 of the director, shadow director or secretary (whose interests will be attributed to the director, shadow director or secretary).

ISRAEL

TERMS AND CONDITIONS

Data Privacy. The following provision supplements the Data Privacy Provision set forth above:

Participant hereby authorizes the Company, the Trustee and their representatives to collect, use and transfer all relevant information regarding Participant and the Restricted Stock Units to all Company personnel and agents and or third parties involved in the administration of the Plan and/or in the event of a corporate financing, merger, acquisitions and/or business transfers, including transfers outside of Israel and further transfers thereafter.

Capital Gains Track Trustee Award. The following provisions apply if Participant is deemed to be a resident of the State of Israel for tax purposes or is otherwise subject to taxation in Israel with respect to the Restricted Stock Unit on the Date of Grant.

Capitalized terms used but not defined in these provisions or the Plan or the Award Agreement shall have the meanings ascribed to them in the Sub-Plan to the Plan for Israeli Participants (the “Israel Sub-Plan”).

By accepting the Restricted Stock Units, Participant acknowledges and agrees that the Restricted Stock Units are subject to the Plan, the Israel Sub-Plan and Sections 102(b)(2) and (3) of the ITO, the Rules, and the Trust Agreement, a copy of which has been made available to Participant. Participant confirms that (a) Participant is familiar with the terms and provisions of Section 102 of the ITO, particularly the capital gains track described in subsection (b)(2) and (3) thereof, and agrees not to require the Trustee to release the Restricted Stock Units or to sell or transfer the Restricted Stock Units to Participant or any third party unless permitted to do so by Applicable Laws; (b) the terms and restrictions set forth in the Israel Sub-Plan will apply to the Restricted Stock Units in all respects, including without limitation with respect to mandatory withholding requirements for Tax-Related Items, and the rights and authorities of the Company, the Service Recipient and the Trustee with respect thereto, and (c) the Company, its affiliates, assignees and successors shall be under no duty to ensure, and no representation or commitment is made, that the Restricted Stock Units qualify or shall qualify under any particular tax treatment.

Participant further acknowledges and agrees that Restricted Stock Units and any Shares issued upon vesting thereof shall be deposited with the Trustee, or shall be subject to a supervisory trustee arrangement approved by the ITA for the Trustee, in order to comply with the requirements of the capital gains track under Sections 102(b)(2) and (3) of the ITO.

Participant hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan, Restricted Stock Units or Shares issued thereunder.

Settlement of Restricted Stock Units and Sale of Shares. The following provisions apply if Participant was not an Israeli tax resident at the time of grant of the Restricted Stock Units and if the Restricted Stock Units do not qualify as Section 102 capital gains trustee track grants:

Unless otherwise determined by the Administrator, Participant agrees to the immediate sale of all Shares issued upon vesting of the Restricted Stock Units. Participant agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on Participant’s behalf pursuant to this authorization), and Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares. Participant agrees to sign any forms and/or consents required by the Company’s designated broker to effectuate the sale of Shares. Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay Participant the cash proceeds from the sale of the Shares, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items.

NOTIFICATIONS

Securities Law Information. The Company has obtained an exemption to the prospectus filing requirement from the Israeli Securities Authority. Accordingly, Restricted Stock Units will be granted pursuant to an exemption from filing a Plan prospectus granted to the Company by the Israeli Securities Authority. Copies of the Plan and Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission are available from the Company.

ITALY

TERMS AND CONDITIONS

Acknowledgement. Participant acknowledges that he or she has read and specifically and expressly approves the following sections of the Agreement: Section 7 - Withholding of Taxes, Section 10 - Nature of Grant, Section 19 - Electronic Delivery and Participation, Section 21 - Agreement Severable, Section 24 - Forfeiture or Clawback, Section 25 - Governing Law and Venue, Section 26 - Language and Section 27 - Imposition of Other Requirements. In addition, Participant acknowledges that he or she has read and understands the Data Privacy Provisions for Participants in the European Union / European Economic Area / Switzerland / United Kingdom above in this Addendum.

JAPAN

There are no country-specific provisions.

KENYA

NOTIFICATIONS

Tax Registration Information. Under the Tax Procedure Act, 2015, Participant is required to complete and submit a tax registration application to the Commissioner of Income Tax within 30 days of first vesting of the Restricted Stock Units. The registration should be completed through the online portal “I TAX” and is a one-time only registration. Participant is solely responsible for ensuring compliance with all registration requirements in Kenya.

KOREA

Exchange Control Information. Korean residents may need to file a report with a Korean foreign exchange bank if the Korean resident sells Shares acquired under the Plan and/or receives cash dividends in excess of a certain threshold (currently US$5,000) (per transaction) and deposits the proceeds into a non-Korean bank account. The reporting is not required if proceeds are deposited into a non-Korean brokerage account. Participant is responsible for complying with any applicable exchange control reporting obligations in Korea and Participant should consult with his or her personal legal advisor to determine his or her personal reporting obligations.

KUWAIT

NOTIFICATIONS

Securities Law Information. The Plan does not constitute the marketing or offering of securities in Kuwait pursuant to Law No. 7 of 2010 as amended (establishing the Capital Markets Authority) and its implementing regulations.

LATVIA

There are no country-specific provisions.

LUXEMBOURG

There are no country-specific provisions.

MALAYSIA

TERMS AND CONDITIONS

Data Privacy. The following provision replaces the Data Privacy Provisions for Participants Outside the European Union / European Economic Area / Switzerland / United Kingdom above in this Addendum:

Participant consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Award Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Service Recipient, the Company and any Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
Peserta bersetuju dengan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadinya seperti yang dinyatakan dalam Perjanjian Penganugerahan ini dan apa-apa bahan geran Unit Saham Terbatas oleh dan di antara, sebagaimana yang berkenaan, Penerima Perkhidmatan, Syarikat, dan mana-mana Anak Syarikat bagi tujuan ekslusif untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut.

Participant may have previously provided the Company and the Service Recipient with, and the Company and the Service Recipient may hold, certain personal information about Participant, including, but not limited to, his or her name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, the fact and conditions of Participant’s participation in the Plan, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Sebelum ini, Peserta mungkin telah membekalkan Syarikat dan Penerima Perkhidmatan dengan, dan Syarikat dan Penerima Perkhidmatan mungkin memegang, maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, namanya, alamat rumah dan nombor telefon, alamat emel, tarikh lahir, insurans sosial, nombor pasport atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam saham atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat penyertaan Peserta dalam Pelan tersebut, butir- butir semua Unit Saham Terbatas atau apa-apa hak lain untuk syer dalam saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun tertunggak bagi faedah Peserta (“Data”), untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut.

Participant also authorizes any transfer of Data, as may be required, to E*TRADE Financial Services, Inc. (“E*TRADE”), which is assisting the Company with the implementation, administration and management of the Plan and/or with whom any Shares acquired upon vesting of the Restricted Stock Units are deposited. Participant acknowledges that these recipients may be located in Participant’s country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections to Participant’s country, which may not give the same level of protection to Data.	Peserta juga memberi kuasa untuk membuat apa- apa pemindahan Data, sebagaimana yang diperlukan, kepada E*TRADE Financial Services, Inc. (“E*TRADE”), yang membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan tersebut dan/atau dengan sesiapa yang mendepositkan apa-apa Saham yang diperolehi melalui pemberian hak Unit-unit Saham Terbatas. Peserta mengakui bahawa penerima-penerima ini mungkin berada di negara Peserta atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang- undang privasi data dan perlindungan yang berbeza daripada negara Peserta, yang mungkin tidak boleh memberi tahap perlindungan yang sama kepada Data.
Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting his or her human resources representative. Participant authorizes the Company, the stock plan service provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing Participant’s participation in the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing his or her local human resources representative, filling out the individual rights request online form at https://www.paloaltonetworks.com/legal-notices/privacy, or by sending an email to individualrights@paloaltonetworks.com. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke the consent, his or her status and career with the Service Recipient will not be affected; the only consequence of refusing or withdrawing the consent is that the Company would not be able to grant future Restricted Stock Units or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of the refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her human resources representative.	Peserta faham bahawa dia boleh meminta senarai nama dan alamat mana- mana penerima Data yang berpotensi dengan menghubungi wakil sumber manusianya. Peserta memberi kuasa kepada Syarikat, pembekal perkhidmatan pelan saham dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan tunggal untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut. Peserta faham bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaannya dalam Pelan tersebut. Peserta faham bahawa dia boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa apa-apa pindaan-pindaan yang perlu dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusianya, mengisi borang dalam talian permintaan hak individu di https://www.paloaltonetworks.com/legal-notices/privacy, atau menghantar e-mel ke individualrights@paloaltonetworks.com. Selanjutnya, Peserta memahami bahawa dia memberikan persetujuan di sini secara sukarela. Jika Peserta tidak bersetuju, atau jika Peserta kemudian membatalkan persetujuannya, status dan kerjayanya dengan Penerima Perkhidmatan tidak akan terjejas; satu-satunya akibat jika tidak bersetuju atau menarik balik persetujuan adalah bahawa Syarikat tidak akan dapat memberikan Unit-unit Saham Terbatas pada masa depan atau anugerah ekuiti lain kepada Peserta atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Peserta faham bahawa keengganan atau penarikan balik persetujuannya boleh menjejaskan keupayaannya untuk mengambil bahagian dalam Pelan tersebut. Untuk maklumat lanjut mengenai akibat keengganan untuk memberikan keizinan atau penarikan balik keizinan, Peserta fahami bahawa dia boleh menghubungi wakil sumber manusianya.

NOTIFICATIONS

Director Notification Obligation. If Participant is a director of a Malaysian Parent or Subsidiary, Participant is subject to certain notification requirements under the Malaysian Companies Act 2016. Among these requirements is an obligation to notify the Malaysian Parent or Subsidiary in writing when
Participant receives or disposes of an interest (e.g., Restricted Stock Units or Shares) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

MEXICO

TERMS AND CONDITIONS

Acknowledgement of the Award Agreement. By accepting the Restricted Stock Units, Participant acknowledges that he or she has received a copy of the Plan and the Award Agreement, including this Addendum, which he or she has reviewed. Participant further acknowledges that he or she accepts all the provisions of the Plan and the Award Agreement, including this Addendum. Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in the “Nature of Grant” section of the Terms and Conditions of Global Restricted Stock Unit Grant, which clearly provide as follows:

(1)Participant’s participation in the Plan does not constitute an acquired right;

(2)The Plan and Participant’s participation in it are offered by the Company on a wholly discretionary basis;

(3)Participant’s participation in the Plan is voluntary; and

(4)The Company and any of its Parent and Subsidiaries are not responsible for any decrease in the value of any Shares acquired under the Plan.

Labor Law Acknowledgement and Policy Statement. By accepting the Restricted Stock Units, Participant acknowledges that the Company, with registered offices at 3000 Tannery Way, Santa Clara, CA 95054, U.S.A., is solely responsible for the administration of the Plan. Participant further acknowledges that his or her participation in the Plan, the grant of Restricted Stock Units and any acquisition of Shares under the Plan do not constitute an employment relationship between Participant and the Company because Participant is participating in the Plan on a wholly commercial basis. Based on the foregoing, Participant expressly acknowledges that the Plan and the benefits that he or she may derive from participation in the Plan do not establish any rights between Participant and the Service Recipient and do not form part of the employment conditions and/or benefits provided by the Service Recipient, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

Participant further understands that his or her participation in the Plan is the result of a unilateral and discretionary decision of the Company and, therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation in the Plan at any time, without any liability to Participant.

Finally, Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that he or she therefore grants a full and broad release to the Company, its Parent, Subsidiaries, branches, representation offices, stockholders, officers, agents or legal representatives, with respect to any claim that may arise.

Spanish Translation

Reconocimiento del Convenio de Concesión. Al aceptar las Unidades de Acciones Restringidas (“Unidades”), el Beneficiario reconoce que ha recibido y revisado una copia del Plan y del Convenio de Concesión, incluyendo este Apéndice. El Beneficiario reconoce y acepta todas las disposiciones del Plan y del Convenio de Concesión, incluyendo el apéndice. El Beneficiario también reconoce que ha leído y aprobado de forma expresa los términos y condiciones establecidos en la sección: “Nature of Grant” del Convenio de Concesión, que claramente establece lo siguiente:

(1)La participación del Beneficiario en el Plan no constituye un derecho adquirido;

(2)El Plan y la participación del Beneficiario en él es ofrecido por la Compañía de manera completamente discrecional;

(3)La participación del Beneficiario en el Plan es voluntaria; y

(4)La Compañía y su Padre y sus Subsidiarias no son responsables por ninguna disminución en el valor de las Acciones adquiridas en virtud del Plan.

Reconocimiento del Derecho Laboral y Declaración de la Política. Al aceptar el otorgamiento de las Unidades, el Beneficiario reconoce que la Compañía, con domicilio social en 3000 Tannery Way, Santa Clara, CA 95054, E.U.A., es la única responsable de la administración del Plan. Además, el Beneficiario reconoce que su participación en el Plan, la concesión de las Unidades y cualquier adquisición de Acciones en virtud del Plan no constituyen una relación laboral entre el Beneficiario y la Compañía, en virtud de que el Beneficiario está participando en el Plan sobre una base totalmente comercial. Por lo anterior, el Beneficiario expresamente reconoce que el Plan y los beneficios que puedan derivarse de su participación no establecen ningún derecho entre el Beneficiario y el Empleador y que no forman parte de las condiciones de trabajo y/o beneficios otorgados por el Empleador, y cualquier modificación del Plan o la terminación no constituirá un cambio o modificación de los términos y condiciones en el empleo del Beneficiario.

Además, el Beneficiario comprende que su participación en el Plan es el resultado de una decisión discrecional y unilateral de la Compañía, por lo que la misma se reserva el derecho absoluto de modificar y/o suspender la participación del Beneficiario en el Plan en cualquier momento, sin responsabilidad alguna del Beneficiario.

Finalmente, el Beneficiario manifiesta que no se reserva acción o derecho alguno que origine una demanda en contra de la Compañía, por cualquier indemnización o daño relacionado con las disposiciones del Plan o de los beneficios otorgados en el mismo, y en consecuencia el Beneficiario libera de la manera más amplia y total de responsabilidad a la Compañía, sus padre, subsidiarias, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.

NOTIFICATIONS

Securities Law Information. The Restricted Stock Units granted, and any Shares acquired, under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, Award Agreement and any other document relating to the Restricted Stock Units may not be publicly distributed in Mexico. These materials are addressed to Participant because of his or her existing relationship with the Company and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but rather a private placement of securities addressed specifically to individuals who are present Service Providers made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

NETHERLANDS

There are no country-specific provisions.

NEW ZEALAND

NOTIFICATIONS
Securities Law Information. WARNING: Participant is being offered Restricted Stock Units which, if vested, will entitle Participant to acquire Shares in accordance with the terms of the Award Agreement and the Plan. The Shares, if issued, will give Participant a stake in the ownership of the Company. Participant may receive a return if dividends are paid.

If the Company runs into financial difficulties and is wound up, Participant will be paid only after all creditors have been paid. Participant may lose some or all of Participant’s investment, if any.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, Participant may not be given all the information usually required. Participant will also have fewer other legal protections for this investment. Participant should ask questions, read all documents carefully, and seek independent financial advice before committing.

The Shares are quoted on The Nasdaq Global Select Market (“Nasdaq”). This means that if Participant acquires Shares under the Plan, Participant may be able to sell the Shares on the Nasdaq if there are interested buyers. Participant may get less than Participant invested. The price will depend on the demand for the Shares.

For information on risk factors impacting the Company’s business that may affect the value of the Shares, Participant should refer to the risk factors discussion on the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s “Investor Relations” website at http://investors.paloaltonetworks.com/.

NIGERIA

There are no country-specific provisions.

NORWAY

There are no country-specific provisions.

PANAMA

NOTIFICATIONS

Securities Law Information. The Restricted Stock Units and any underlying Shares issued at vesting are not subject to registration under Panamanian law as they are not intended for the public, but solely for Participant’s benefit.

PERU

TERMS AND CONDITIONS

Labor Law Acknowledgment. By accepting the Restricted Stock Units, Participant acknowledges that the Restricted Stock Units are being granted ex gratia to Participant with the purpose of rewarding Participant.

NOTIFICATIONS

Securities Law Information. The offer of Restricted Stock Units is considered a private offering in Peru. Therefore, it is not subject to registration.

PHILIPPINES

TERMS AND CONDITIONS

Necessary Approvals. The offering of the Plan and the grant of the Restricted Stock Units may be subject to certain securities approval/confirmation requirements in the Philippines with the Philippine Securities and Exchange Commission. If the Company has not obtained, or does not maintain, the necessary securities approval/confirmation prior to the vesting of the Restricted Stock Units, Participant will not vest in the Restricted Stock Units and no Shares subject to the Restricted Stock Units will be issued. Restricted Stock Units shall vest and Shares shall be issued in settlement of the Restricted Stock Units only if and when all necessary securities approvals/confirmations have been obtained and are maintained.

NOTIFICATIONS

Securities Law Information. Participant should be aware of the risks of participating in the Plan, which include (without limitation) the risk of fluctuation in the price of the Shares on The Nasdaq Global Select Market and the risk of currency fluctuations between the U.S. dollar and Participant’s local currency. In this regard, Participant should note that the value of any Shares Participant may acquire under the Plan may decrease after the Shares are issued, and fluctuations in foreign exchange rates between Participant’s local currency and the U.S. dollar may affect the value of the Restricted Stock Units or any amounts due to Participant pursuant to the vesting of the Restricted Stock Units or the subsequent sale of any Shares acquired upon vesting. The Company is not making any representations, projections or assurances about the value of the Shares now or in the future.

For further information on risk factors impacting the Company’s business that may affect the value of the Shares, Participant should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s website at https://investors.paloaltonetworks.com/. In addition, Participant may receive, free of charge, a copy of the Company’s Annual Report, Quarterly Reports or any other reports, proxy statements or communications distributed to the Company’s stockholders by contacting Investor Relations at Palo Alto Networks, Inc., 3000 Tannery Way, Santa Clara, California 95054 U.S.A. and at +1 (408) 753-4000.

Participant acknowledges that he or she is permitted to sell Shares acquired under the Plan through the designated Plan broker appointed by the Company (or such other broker to whom Participant transfers
Shares), provided that such sale takes place outside of the Philippines through the facilities of The Nasdaq Global Select Market on which the Shares are listed.

POLAND

NOTIFICATIONS

Exchange Control Information. If Participant holds foreign securities (including Shares) and maintains accounts abroad, Participant may be required to file certain reports with the National Bank of Poland. Specifically, if the value of securities and cash held in such foreign accounts exceeds PLN 7 million, Participant must file reports on the transactions and balances of the accounts on a quarterly basis. Further, any fund transfers in excess of a certain threshold (currently €15,000 (or PLN 15,000 if such transfer of funds is connected with business activity of an entrepreneur)) into or out of Poland must be effected through a bank in Poland. Polish residents are required to store all documents related to foreign exchange transactions for a period of five years.

PORTUGAL

TERMS AND CONDITIONS

Language Consent. Participant hereby expressly declares that Participant has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and Award Agreement.
Conhecimento da Lingua. Por meio do presente, eu declaro expressamente que tem pleno conhecimento da língua inglesa e que li, compreendi e livremente aceitei e concordei com os termos e condições estabelecidas no Plano e no Acordo.

NOTIFICATIONS

Exchange Control Information. If Participant is a resident of Portugal and he or she receives Shares, the acquisition of such Shares should be reported to the Banco de Portugal for statistical purposes. If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report to the Banco de Portugal. If the Shares are not deposited with a commercial bank, broker or financial intermediary in Portugal, Participant will be responsible for submitting the report to the Banco de Portugal.

QATAR

There are no country-specific provisions.

ROMANIA

TERMS AND CONDITIONS

Vesting Schedule. The following provision supplements Section 3 of the Terms and Conditions of Global Restricted Stock Unit Grant:

Notwithstanding anything to the contrary in the Notice of Grant or the Award Agreement, no part of the Restricted Stock Units will vest until the one-year anniversary of the Date of Grant.

Language Consent. By accepting the grant of Restricted Stock Units, Participant acknowledges that he or she is proficient in reading and understanding English and fully understands the terms of the documents related to the grant (the Notice of Grant, the Award Agreement and the Plan), which were provided in the English language. Participant accepts the terms of those documents accordingly.

Consimtamant cu privire la limba. Prin acceptarea acordarii de RSU-uri, Participantul confirma ca acesta sau aceasta are un nivel adecvat de cunoastere in ce priveste cititirea si intelegerea limbii engleze, a citit si confirma ca a inteles pe deplin termenii documentelor referitoare la acordare (Anuntul, Acordul RSU si Planul), care au fost furnizate in limba engleza. Participantul accepta termenii acestor documente in consecinta.

NOTIFICATIONS

Exchange Control Information. If Participant deposits the proceeds from the sale of Shares acquired under the Plan into a bank account in Romania, Participant may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds. Participant understands that Participant should consult with Participant’s personal legal advisor to determine whether Participant will be required to submit such documentation to the Romanian bank.

SAUDI ARABIA

NOTIFICATIONS

Securities Law Information. The Award Agreement and related plan documents may not be distributed in Saudi Arabia except to such persons as are permitted under the Offers of Securities and Continuing Obligations issued by the Capital Market Authority.

The Capital Market Authority does not make any representation as to the accuracy or completeness of the Award Agreement, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of the Award Agreement. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If Participant does not understand the contents of the Award Agreement, Participant should consult an authorized financial adviser.

SINGAPORE

TERMS AND CONDITIONS

Sale of Shares. For any Restricted Stock Units that vest within six months of the Date of Grant, Participant agrees that he or she will not sell or offer to sell the Shares acquired prior to the six-month anniversary of the Date of Grant, unless such sale or offer to sell in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).

NOTIFICATIONS

Securities Law Information. The grant of the Restricted Stock Units under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA and not with a view to the Restricted Stock Units being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.

Director Notification Obligation. If Participant is a director, associate director or shadow director of a Singaporean Parent or Subsidiary, Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean Parent or Subsidiary in writing when (i) Participant receives an interest (e.g., Shares) in the Company or any related companies or (ii) Participant sells or receives Shares of the Company or any related company (including when Participant sells or receives Shares acquired under the Plan). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of Participant’s interests in the Company or any related company within two business days of becoming a director.

SLOVENIA

TERMS AND CONDITIONS

Language Consent. By accepting the grant of Restricted Stock Units, Participant acknowledges that he or she is proficient in reading and understanding English and fully understands the terms of the documents related to the grant (the Notice of Grant, the Award Agreement and the Plan), which were provided in the English language. Participant accepts the terms of those documents accordingly.

Soglasje za Uporabo Angleškega Jezika. S sprejetjem dodelitve RSU Udeleženec (Participant) priznava in potrjuje, da je sposoben brati in razumeti angleški jezik ter v celoti razume pogoje dokumentov, povezanih z dodelitvijo (Obvestilo (Notice of Grant), pogodba (Award Agreement) in Naÿrt (Plan)), ki so bili posredovani v angleškem jeziku. Udeleženec skladno s tem sprejema pogoje teh dokumentov.

SOUTH AFRICA

TERMS AND CONDITIONS

Withholding of Taxes. The following provision supplements Section 7 of the Terms and Conditions of Global Restricted Stock Unit Grant:
By accepting the Restricted Stock Units, Participant agrees to immediately notify the Service Recipient of the amount of any gain realized upon vesting of the Restricted Stock Units. If Participant fails to advise the Service Recipient of the gain realized upon vesting of the Restricted Stock Units, then he or she may be liable for a fine. Participant will be responsible for paying the difference between the actual tax liability and the amount withheld by the Company or the Service Recipient.

NOTIFICATIONS

Securities Law Information. The documents listed below are available for Participant’s review on the Company’s website at http://investors.paloaltonetworks.com and the Company’s intranet:

1.The Company’s most recent annual financial statements; and

2.The Company’s most recent Plan prospectus.

A copy of the above documents will be sent to Participant free of charge on written request to equity@paloaltonetworks.com.

Participant should carefully read the materials provided before making a decision whether to participate in the Plan. In addition, Participant should contact his or her tax advisor for specific information concerning Participant’s personal tax situation with regard to Plan participation.

Exchange Control Information. By accepting the Restricted Stock Units, Participant acknowledges that Participant is solely responsible for complying with applicable South African exchange control regulations. Since the exchange control regulations change frequently and without notice, Participant should consult Participant’s legal advisor prior to the acquisition or sale of Shares acquired under the Plan to ensure compliance with current regulations. As noted, it is Participant’s responsibility to comply with South African exchange control laws, and neither the Company nor any Parent or Subsidiary will be liable for any fines or penalties resulting from Participant’s failure to comply with Applicable Laws.

SPAIN

TERMS AND CONDITIONS

Labor Law Acknowledgment. This section supplements Section 10 of the Terms and Conditions of Global Restricted Stock Unit Grant:

In accepting the Restricted Stock Units, Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.

Participant understands that the Company has unilaterally, gratuitously, and discretionally decided to grant Restricted Stock Units under the Plan to individuals who may be Service Providers throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that (i) any grant will not economically or otherwise bind the Company or any Parent or Subsidiary on an ongoing basis (i.e., it is not to be considered an acquired right or a more beneficial condition to be repeated in the future); (ii) the Restricted Stock Units or the Shares acquired upon vesting shall not become a part of any employment or service contract (either with the Company or any Parent or Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever; and (iii) unless otherwise provided in the Terms and Conditions of Global Restricted Stock Unit Grant, the Restricted Stock Units will cease vesting upon the termination of Participant’s status as a Service Provider (as detailed in the following paragraph). In addition, Participant understands that this grant would not be made to Participant but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of Restricted Stock Units shall be null and void.

Further, the vesting of the Restricted Stock Units is expressly conditioned on Participant’s continued and active rendering of service, such that unless otherwise provided in the Terms and Conditions of Global Restricted Stock Unit Grant, if Participant’s status as a Service Provider terminates for any reason whatsoever, the Restricted Stock Units will cease vesting immediately effective on the date of Participant’s termination of status as a Service Provider. This will be the case, for example, even if (1) Participant is considered to be unfairly dismissed without good cause; (2) Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) Participant terminates service due to a change of work location, duties or any other employment or contractual condition; (4) Participant terminates service due to a unilateral breach of contract by the Company or any Parent or Subsidiary; or (5) Participant’s status as a Service Provider terminates for any other reason whatsoever (except death).

NOTIFICATIONS

Securities Law Information. The Restricted Stock Units described in the Plan and the Award Agreement, including this Addendum, do not qualify under Spanish regulations as a security. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Plan and the Award Agreement, including this Addendum, have not been nor will they be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and they do not constitute a public offering prospectus.

Exchange Control Information. When receiving foreign currency payments in excess of a certain threshold (currently €50,000 per type of asset or right) derived from the ownership of Shares (e.g., as a result of the sale of the Shares or the receipt of dividends), Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. Participant will likely need to provide the institution with the following information: (i) Participant’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any additional information that may be required.

Further, Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the Shares held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed a certain threshold (currently €1,000,000). Different thresholds and deadlines to file this declaration apply. However, if neither such transactions during the immediately preceding year nor the balances / positions as of December 31 exceed a certain threshold (currently €1,000,000), no such declaration must be filed unless expressly required by the Bank of Spain. If any of such thresholds were exceeded during the current year, Participant may be required to file the relevant declaration corresponding to the prior year, however, a summarized form of declaration may be available. Participant should consult his or her personal tax or legal advisor for further information regarding these exchange control reporting obligations.

SWEDEN

TERMS AND CONDITIONS

Authorization to Withhold. The following provision supplements Section 7 of the Terms and Conditions of Global Restricted Stock Unit Grant:

Without limiting the Company’s and the Service Recipient’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 7 of the Terms and Conditions of Global Restricted Stock Unit Grant, by accepting the grant of the Restricted Stock Units, Participant authorizes the Company and/or the Service Recipient to withhold Shares or to sell Shares otherwise deliverable to Participant upon vesting to satisfy Tax-Related Items, regardless of whether the Company and/or the Service Recipient have an obligation to withhold such Tax-Related Items.

SWITZERLAND

NOTIFICATIONS

Securities Law Information. Neither this document nor any other materials relating to the Restricted Stock Units (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than a Service Provider, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to Article 51 of FinSA or any other Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.
TAIWAN

TERMS AND CONDITIONS

Data Privacy. Participant hereby acknowledges that he or she has read and understands the terms regarding the collection, processing and transfer of Data contained in the Data Privacy Provisions for Participants Outside the European Union / European Economic Area / Switzerland / United Kingdom above in this Addendum and, by participating in the Plan, agrees to such terms. In this regard, upon request of the Company or the Service Recipient, Participant agrees to provide any executed data privacy consent form (or any other agreements or consents that may be required by the Service Recipient or the Company) should the Company and/or the Service Recipient deem such agreement or consent necessary under applicable data privacy laws, either now or in the future. Participant understands that he or she will not be able to participate in the Plan if Participant fails to execute any such consent or agreement.

NOTIFICATIONS

Securities Law Information. The grant of the Restricted Stock Units and the Shares to be issued pursuant to the Plan are available only for certain Service Providers. It is not a public offer of securities by a Taiwanese company; therefore, it is exempt from registration in Taiwan.

Exchange Control Information. Participant may acquire and remit foreign currency (including proceeds from the Shares and any dividends paid on such Shares) into and out of Taiwan up to a certain threshold (currently US$10,000,000) per year. If the transaction amount equals or exceeds a certain threshold (currently TWD$500,000) in a single transaction, Participant must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank.

THAILAND

NOTIFICATIONS

Exchange Control Information. It is Participant’s responsibility to comply with all exchange control regulations in Thailand. Participant is required to immediately repatriate the proceeds from the sale of Shares or the receipt of dividends to Thailand if the proceeds realized in a single transaction exceed a certain threshold (currently US$1,000,000), unless Participant can rely on an applicable exemption (e.g., where the funds will be used offshore for any permissible purposes under exchange control regulations and the relevant form and supporting documents have been submitted to a commercial bank in Thailand). Any foreign currency repatriated to Thailand must either be converted to Thai Baht or deposited into a foreign currency deposit account within 360 days of repatriation. Any foreign currency repatriated to Thailand must be reported to the Bank of Thailand on a Foreign Exchange Transaction Form through the bank at which Participant deposits or converts the proceeds.

TUNISIA

NOTIFICATIONS

Exchange Control Information. Participant may be required to obtain prior authorization from the Central Bank of Tunisia (“CBT”) for the acquisition for Shares under the Plan. For this reason, Participant should consult Participant’s personal legal advisor prior to vesting and settlement regarding Participant’s participation in the Plan.

If Participant holds assets (including Shares acquired under the Plan) outside of Tunisia and the value of such assets exceeds a certain threshold, Participant must declare the assets to the CBT within six months of their acquisition. All proceeds from the sale of Shares or the receipt of any dividends paid under the Plan must be repatriated to Tunisia. As noted above, Participant should consult his or her personal legal advisor before taking action with respect to the remittance of proceeds into Tunisia. Participant is solely responsible for ensuring compliance with applicable exchange control laws in Tunisia and neither the Company nor the Service Recipient will be liable for any non-compliance by Participant.

TÜRKIYE

NOTIFICATIONS

Securities Law Information. By accepting the Restricted Stock Units and participating in the Plan, Participant acknowledges that Participant understands that the Shares acquired under the Plan cannot be sold in Türkiye. The Shares are currently traded on The Nasdaq Global Select Market, which is located outside of Türkiye, under the ticker symbol “PANW” and the Shares may be sold through this exchange.

Financial Intermediary Information. Activity related to investments in foreign securities (e.g., the sale of Shares acquired under the Plan) must be conducted through a bank or financial intermediary institution licensed by the Turkish Capital Markets Board and should be reported to the Turkish Capital Markets Board. Participant understands that Participant is solely responsible for complying with this requirement and should contact his or her personal legal advisor for further information regarding his or her obligations in this respect.

UKRAINE

NOTIFICATIONS

Exchange Control Information. Participant is responsible for complying with all applicable exchange control regulations in Ukraine. Participant should consult with his or her personal legal advisor to ensure compliance with the applicable requirements.

UNITED ARAB EMIRATES

TERMS AND CONDITIONS

Nature of Grant. The following provision supplements Section 10 of the Terms and Conditions of Global Restricted Stock Unit Grant:

Participant acknowledges that the Restricted Stock Units and related benefits do not constitute a component of Participant’s “wages” for any legal purpose. Therefore, the Restricted Stock Units and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as social insurance contributions and/or any other labor-related amounts which may be payable.

NOTIFICATIONS

Securities Law Information. Participation in the Plan is being offered only to selected Service Providers and is in the nature of providing equity incentives to Service Providers in the United Arab Emirates (“UAE”). The Plan and the Award Agreement are intended for distribution only to such Service Providers and must not be delivered to, or relied on by, any other person. Participant should conduct his or her own due diligence on the Shares. If Participant does not understand the contents of the Plan and the Award Agreement, Participant should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. No other UAE authority or governmental agency has approved the Plan or the Award Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

UNITED KINGDOM

TERMS AND CONDITIONS

Form of Payment. Notwithstanding any discretion contained in the Plan but without prejudice to Section 7 of the Terms and Conditions of Global Restricted Stock Unit Grant, the grant of Restricted Stock Units does not provide any right for Participant to receive a cash payment, and the Restricted Stock Units are payable in Shares only.

Joint Election for Transfer of Liability for Employer National Insurance Contributions. As a condition of participation in the Plan and the vesting of the Restricted Stock Units, Participant agrees to accept any liability for secondary Class 1 National Insurance contributions that may be payable by the Company, the Service Recipient, any Parent or Subsidiary in connection with the Restricted Stock Units and any event giving rise to Tax-Related Items (the “Employer NICs”). Without prejudice to the foregoing, Participant agrees to execute a joint election with the Company or the Service Recipient, the form of such joint election (the “Joint Election”) having been approved formally by HM Revenue and Customs (“HMRC”), and any other required consent or election prior to vesting of the Restricted Stock Units. Participant further agrees to execute such other joint elections as may be required between Participant and any successor to the Company, the Service Recipient, any Parent or Subsidiary. Participant further agrees that the Company, the Service Recipient, any Parent or Subsidiary may collect the Employer NICs from
Participant by any of the means set forth in Section 7 of the Terms and Conditions of Global Restricted Stock Unit Grant or the Joint Election.

If Participant does not enter into a Joint Election, if approval of the Joint Election has been withdrawn by HMRC, if the Joint Election is revoked by the Company or the Service Recipient (as applicable), or if the Joint Election is jointly revoked by Participant and the Company or the Service Recipient (as applicable), Participant will not be entitled to vest in the Restricted Stock Units and no Shares will be issued to Participant under the Plan, without any liability to the Company, the Service Recipient, or any Parent or Subsidiary.

Responsibility for Taxes. Without limitation to Section 7 of the Terms and Conditions of Global Restricted Stock Unit Grant, Participant agrees that Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Service Recipient or by HMRC (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and the Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.

Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), Participant may not be able to indemnify the Company or the Service Recipient for the amount of any income tax not collected from or paid by Participant, as it may be considered a loan. In this case, the amount of any income tax not collected may constitute an additional benefit to Participant on which additional income tax and NICs may be payable. Participant understands that Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company and/or Service Recipient for the value of any employee NICs due on this additional benefit, which may be obtained from Participant by the Company or the Service Recipient by any of the means referred to in Section 7 of the Terms and Conditions of Global Restricted Stock Unit Grant.

VIETNAM

TERMS AND CONDITIONS

The following provisions apply if Participant is subject to exchange control restrictions and requirements in Vietnam, including the requirements imposed by the State Bank of Vietnam as determined by the Company in its sole discretion:

Settlement of Restricted Stock Units. Unless otherwise determined by the Administrator, Participant is not entitled to receive any Shares upon vesting of the Restricted Stock Units due to exchange control regulations in Vietnam. This means that upon vesting of the Restricted Stock Units, Participant will receive a cash payment equal to the value of the underlying Shares at vesting, less any Tax-Related Items and broker’s fees or commissions, which will be remitted to Participant via local payroll. Any references in the Plan and this Award Agreement to the issuance of Shares shall not apply to Participant.

NICS JOINT ELECTION FOR UK PARTICIPANTS FOR THE PALO ALTO NETWORKS, INC. 2021 EQUITY INCENTIVE PLAN

Important Note on the Election to Transfer Employer NICs (the “Election”)

As a condition of your participation in the Palo Alto Networks, Inc. 2021 Equity Incentive Plan (the “Plan”), you are required to enter into the Election to transfer to you any liability for employer National Insurance contributions (“Employer NICs”) that may arise in connection with your participation in the Plan.

By accepting your award (the “Award”) (whether by signing the applicable award agreement or via the Company’s online acceptance procedures) or by separately accepting the Election (whether in hard copy or electronically), you indicate your acceptance to transfer Employer NICs and to be bound by the terms of the Election. You should read this important note and the Election in their entirety before accepting the applicable award agreement and the Election. Please print and keep a copy of the Election for your records.

By entering into the Election:

•you agree that any liability for Employer NICs that may arise in connection with your participation in the Plan will be transferred to you;

•you authorise your employer to recover an amount sufficient to cover this liability by such methods as set forth in Section 7 of the Terms and Conditions of Global Restricted Stock Unit Grant and/or this Election including, but not limited to, deductions from your salary or other payments due or the sale of sufficient shares acquired pursuant to your Award; and

•you acknowledge that the Company or your employer may require you to sign a paper copy of this Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Election even if you have accepted the applicable award agreement or the Election through the Company’s electronic acceptance procedure.

Joint Election for Transfer of Liability for Employer National Insurance Contributions to Employee

Election To Transfer the Employer’s National Insurance Liability to the Employee

This Election is between:

A.The individual who has obtained authorised access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive restricted stock units (the “Awards”) pursuant to the Palo Alto Networks, Inc. 2021 Equity Incentive Plan (the “Plan”), and

B.Palo Alto Networks, Inc., a Delaware corporation, with registered offices at 3000 Tannery Way, Santa Clara, CA 95054, U.S.A. (the “Company”), which may grant Awards under the Plan and is entering into this Election on behalf of the Employer.

1.Introduction

1.1This Election relates to all Awards granted to the Employee under the Plan up to the termination date of the Plan.

1.2In this Election the following words and phrases have the following meanings:

(a)“Chargeable Event” means any event giving rise to Relevant Employment Income.

(b)“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

(c)“Relevant Employment Income” from Awards on which Employer’s National Insurance Contributions becomes due is defined as:

(i)an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);

(ii)an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or

(iii)any gain that is treated as remuneration derived from the earner’s employment by virtue of section 4(4)(a) SSCBA, including without limitation:

(A)the acquisition of securities pursuant to the Awards (within the meaning of section 477(3)(a) of ITEPA);

(B)the assignment (if applicable) or release of the Awards in return for consideration (within the meaning of section 477(3)(b) of ITEPA);

(C)the receipt of a benefit in connection with the Awards, other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA).

(d)“SSCBA” means the Social Security Contributions and Benefits Act 1992.

1.3This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the Awards pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

1.4This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

1.5This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.The Election

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that, by signing this Election (including by electronic signature process) or by accepting the Awards (including by electronic acceptance process if made available by the Company), as applicable, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the SSCBA.

3.Payment of the Employer’s Liability

3.1The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Chargeable Event:

(a)by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or

(b)directly from the Employee by payment in cash or cleared funds; and/or

(c)by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Awards, the proceeds from which must be delivered to the Employer in sufficient time for payment to be made to HM Revenue & Customs (“HMRC”) by the due date; and/or

(d)where the proceeds of the gain are to be paid through a third party, the Employee will authorize that party to withhold an amount from the payment or to sell some of the securities which the Employee is entitled to receive in respect of the Awards; and/or

(e)by any other means specified in the applicable Restricted Stock Unit agreement entered into between the Employee and the Company.

3.2The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee in respect of the Awards until full payment of the Employer’s Liability is received.

3.3The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HMRC on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs if payments are made electronically).

4.Duration of Election

4.1The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

4.2Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and relevant award agreement. This Election will continue in effect in respect of any awards which replace the Awards in circumstances where section 483 of ITEPA applies.

4.3This Election will continue in effect until the earliest of the following:

(a)the date on which the Employee and the Company agree in writing that it should cease to have effect;

(b)the date on which the Company serves written notice on the Employee terminating its effect;

(c)the date on which HMRC withdraws approval of this Election; or

(d)the date on which, after due payment of the Employer’s Liability in respect of the entirety of the Awards to which this Election relates or could relate, the Election ceases to have effect in accordance with its own terms.

4.4This Election will continue in force regardless of whether the Employee ceases to be an employee of the Employer.

Acceptance by the Employee

The Employee acknowledges that, by signing this Election (including by electronic signature process) or by accepting the Awards (including by electronic acceptance process if made available by the Company), the Employee agrees to be bound by the terms of this Election.

Employee:

Acceptance by the Company

The Company acknowledges that, by signing this Election (including by electronic signature process) or arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signature for and on behalf of the Company

PALO ALTO NETWORKS, INC.

By:

Title:
Date:

Schedule of Employer Companies

The employing companies to which this Election relates include:

Name	Palo Alto Networks (UK) Limited
Registered Office:	22 Bishopsgate, Level 55, London, EC2N 4BQ, England
Company Registration Number:	06851390
Corporation Tax Reference:	14747 26068
PAYE Tax District	120 – North East Metropolitan
PAYE Reference:	120/PH00260439

Name	Palo Alto Networks FS International Limited
Registered Office:	22 Bishopsgate, Level 55, London, EC2N 4BQ, England
Company Registration Number:	13789823
Corporation Tax Reference:	26559 18447
PAYE Tax District	120 – North East Metropolitan
PAYE Reference:	120/TE66757